UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ZILLOW GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Letter from our Chief Executive Officer and Executive Chairman

Seattle, Washington
April 21, 2021

Dear Zillow Group Shareholder,

On behalf of the Board of Directors, we invite you to attend the 2021 Annual Meeting of Shareholders of Zillow Group, Inc., which will be held on June 8, 2021 at 2:00 p.m. (Pacific Time). The virtual-only Annual Meeting will be accessible at www.meetingcenter.io/229885667, where you will be able to listen to the meeting live, submit questions and vote online. Our Board of Directors has fixed the close of business on April 5, 2021 as the record date for determining those shareholders entitled to notice of, and to vote at, the annual meeting of shareholders and any adjournments thereof.
The Notice of Annual Meeting and this Proxy Statement contain details of the business to be conducted at the Annual Meeting. This proxy statement is first being sent to shareholders on or about April 21, 2021. As further described in this Proxy Statement, our Board of Directors recommends that you vote FOR each of the proposals and in favor of holding future advisory votes to approve the compensation of our named executive officers every three years.

Your vote is very important, and we encourage you to please vote your shares promptly, whether or not you expect to attend the Annual Meeting. You may vote online, as well as by telephone, or, if you requested printed proxy materials, by mailing a proxy or voting instruction card. In addition, shareholders of record may vote online during the Annual Meeting by visiting www.meetingcenter.io/229885667 and following the instructions found on your proxy card.
On behalf of our Board of Directors, thank you for your continued investment in Zillow Group.
Sincerely,

Richard N. Barton Co-Founder, Chief Executive Officer and Director	Lloyd D. Frink Co-Founder, Executive Chairman, President and Director

Notice of 2021 Annual Meeting of Shareholders

1301 Second Avenue, Floor 31
Seattle, WA 98101

The 2021 Annual Meeting of Shareholders of Zillow Group, Inc. (the “Annual Meeting”) will be held on June 8, 2021 at 2:00 p.m. (Pacific Time) in a virtual-only format at www.meetingcenter.io/229885667, for the following purposes:
1.    To elect three Class I directors (Erik Blachford, Gordon Stephenson, and Claire Cormier Thielke) each nominated by our Board of Directors to serve until the 2024 Annual Meeting of Shareholders;
2.    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.    To approve, on an advisory basis, the compensation of our named executive officers;
4.    To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers; and
5.    To transact such other business as may properly come before the Annual Meeting.
The Board of Directors of Zillow Group, Inc. has fixed the close of business on April 5, 2021 as the record date for the Annual Meeting (the “Record Date”). Only shareholders of record of our Class A and/or Class B common stock as of the close of business on the Record Date are entitled to notice of, to attend and to vote at the Annual Meeting. Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our Amended and Restated Articles of Incorporation). Shareholders of record of our Class C capital stock are not entitled to notice of, to attend or to vote at, the Annual Meeting with respect to their shares of Class C capital stock. If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.
To be admitted to the Annual Meeting at www.meetingcenter.io/229885667, you must enter the control number found on your proxy card, voting instruction form or notice. If your shares are held in the name of a broker, trust, bank or other nominee that holds your shares, and you do not have a control number, you must register in advance with Computershare to attend the Annual Meeting. The password for the meeting is ZG2021. You may participate in, submit questions in writing before and during the Annual Meeting, and vote before and during the Annual Meeting by following the instructions available on the meeting website.
In accordance with Securities and Exchange Commission rules, we sent a Notice of Internet Availability of Proxy Materials on or about April 21, 2021 and provided access to our proxy materials online on or before that date, to the holders of record of our Class A and Class B common stock as of the close of business on the Record Date.

By order of the Board of Directors,

Bradley D. Owens
Senior Vice President, General Counsel and Corporate Secretary
Seattle, WA
April 21, 2021

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Shareholders to be Held on June 8, 2021

This Zillow Group, Inc. Proxy Statement and the 2020 Annual Report of Zillow Group, Inc. are available at:
https://investors.zillowgroup.com/investors/financials/annual-reports-and-proxies/default.aspx

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all information you should consider. Please read this entire Proxy Statement carefully before voting.

Annual Shareholder Meeting
Date: June 8, 2021	Record Date: April 5, 2021
Time: 2:00 p.m. (Pacific Time)	Mailing Date: This Proxy Statement was first mailed to shareholders on or about April 21, 2021	Voting: Shareholders of our Class A common stock and Class B common stock as of the close of business on the Record Date are entitled to vote.
Virtual Meeting Website: www.meetingcenter.io/229885667	Meeting Agenda: This meeting will cover the proposals listed under voting matters and vote recommendations below, and any other business that may properly come before the meeting.

 Voting Matters and Vote Recommendations

	Board Recommends	See Page
Management Proposals
Election of three class I directors	✓ FOR	2
Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2021	✓ FOR	18
To approve, on an advisory basis, the compensation of our named executive officers	✓ FOR	21
To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers	EVERY THREE YEARS	22

PROPOSAL 1: Election of Directors

Board Composition

As of April 5, 2021, the Zillow Group Board of Directors (the “Board”) was composed of nine members, divided into three classes and with standing Board committee composition as follows:

Name	Current Term Expires	Principal Occupation	Age	Director Since	Audit Committee	Compensation Committee	Nominating and Governance Committee
Class I
Erik Blachford*	2021	Partner, Narrative Fund	54	2005
Gordon Stephenson*	2021	Co-Founder and Managing Broker, Real Property Associates	55	2005	$
Claire Cormier Thielke*	2021	Managing Director, Hines	35	2020
Class II
Richard N. Barton	2022	Co-Founder and CEO, Zillow Group, Inc.	53	2004
Lloyd D. Frink	2022	Co-Founder, Executive Chairman and President, Zillow Group, Inc.	56	2004
April Underwood*	2022	Founder and CEO, Local Laboratory Corp.	40	2017
Class III
Amy C. Bohutinsky	2023	Former Chief Operating Officer, Zillow Group, Inc.	46	2018
Jay C. Hoag*	2023	General Partner, TCV	62	2005
Gregory B. Maffei*	2023	President and CEO, Liberty Media Corporation	60	2005	$

 ________

Committee Chairperson
Committee Member
*	Independent Director
$	Financial Expert

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Governance Committee, the Zillow Group Board appointed Ms. Thielke to fill a vacancy and serve as a Class I director on October 11, 2020. Ms. Thielke was recommended to the Nominating and Governance Committee by our executive recruiting team after being identified through a third-party search firm. In accordance with the Company's Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, and Washington law, when a director is appointed to fill a vacancy on the Board, their initial term expires at the next annual meeting of shareholders, regardless of the class to which the director is elected. As a result, Ms. Thielke is being presented for shareholder consideration at the 2021 Annual Meeting.

If elected at the Annual Meeting, Mr. Blachford, Mr. Stephenson, and Ms. Thielke will serve on the Board until the Annual Meeting of Shareholders in 2024, or until their respective successors are duly elected and qualified, whichever is later, or until their earlier death, resignation or retirement. Proxies will be voted in favor of Mr. Blachford, Mr. Stephenson, and Ms. Thielke, unless the shareholder indicates otherwise on the proxy. Mr. Blachford, Mr. Stephenson, and Ms. Thielke each currently serve as a director, have consented to being named as nominees in this Proxy Statement, and have agreed to serve if elected. The Board expects that each of the nominees will be able to serve, but if they become unable to serve at the time the election occurs, proxies will be voted for another nominee designated by the Board unless the Board chooses to reduce the number of directors serving on the Board.
The following section presents biographical information for current members of the Zillow Group Board. On February 17, 2015, pursuant to the Agreement and Plan of Merger, dated as of July 28, 2014 by and among Zillow, Inc. (“Zillow”), Trulia, Inc. (“Trulia”), and Zillow Group, Inc. (“Zillow Group”, the “Company”, “we”, “us”, or “our”), each of Zillow and Trulia became wholly owned subsidiaries of Zillow Group. Unless otherwise noted, executive officer positions and directorships of the Company were held continuously with Zillow before the Trulia transaction and with Zillow Group after the Trulia transaction.
Our Director Nominees

The Board of Directors Recommends a Vote “FOR” Each of the Board’s Nominees.
Erik Blachford
✓    Partner, Narrative Fund
✓    Zillow Group Board Committee Service: Compensation (Member), Nominating and Governance (Member)
✓    Independent Director
Erik Blachford (age 54) has served on the Board since May 2005. Mr. Blachford is an independent venture capital investor and advisor, with a primary focus on consumer technology and travel companies. Mr. Blachford has served as a partner at Narrative Fund Management LLC, a private venture capital firm, since November 2019, and has consulted as a venture partner at TCV since March 2011. He has served on the board of directors of Peloton Interactive, Inc., an interactive fitness platform, since April 2015. He served as the Executive Chairman at Couchsurfing International, Inc., a hospitality exchange and social networking company, from August 2014 until August 2015, and Executive Chairman of TerraPass, Inc., a carbon offset company, from September 2009 to June 2014. Mr. Blachford served as Chairman and Chief Executive Officer of Butterfield & Robinson Travel, a luxury tour operator, from September 2009 until January 2011 and as Chief Executive Officer of TerraPass, Inc. from January 2005 to April 2007. From January 2005 to April 2007, Mr. Blachford was an active independent investor in a variety of early stage private companies. From March 2003 to December 2004, Mr. Blachford served as Chief Executive Officer of Expedia, Inc., an online travel company and Chief Executive Officer of IAC Travel, the travel division of IAC/InterActiveCorp, a holding company of Internet businesses. From January 2003 to December 2004, Mr. Blachford served as President of Expedia North America and Expedia Senior Vice President of Marketing & Programming. Mr. Blachford previously served on the boards of directors of Expedia, Inc. from April 2003 to September 2003, and Points International Ltd., a reward-program management portal, from June 2003 to December 2004. Mr. Blachford currently serves as a member of the boards of directors of several privately held companies. Mr. Blachford also serves on the U.S. National Council of the World Wildlife Fund. Mr. Blachford holds a B.A. in English and a certificate in theater from Princeton University, an M.B.A. from Columbia University’s Graduate School of Business, and an M.F.A. from San Francisco State University.
Mr. Blachford is qualified to serve on our Board because he brings valuable strategic and financial expertise as a venture capitalist and entrepreneur. He also possesses significant operational and corporate governance experience as a former chief executive officer and director of public technology companies. In addition, Mr. Blachford brings extensive experience with respect to development and management of innovative technology companies, in particular, consumer-facing mobile and Web-based media companies.
Gordon Stephenson
✓    Co-Founder and Managing Broker, Real Property Associates
✓    Zillow Group Board Committee Service: Audit (Member) and Nominating and Governance (Chair)
✓    Independent Director
Gordon Stephenson (age 55) has served as a member of the Board since May 2005. Mr. Stephenson is the co-founder and has been the Managing Broker of Real Property Associates (“RPA”), an independent real estate brokerage in the Pacific Northwest, since its inception in 1991. Prior to founding RPA, Mr. Stephenson was an associate broker with Prudential

MacPhersons and Windermere Real Estate, both of which are real estate sales and brokerage companies based in Seattle, Washington. Mr. Stephenson has served on the board of directors of Pure Watercraft, an early-stage electric boat company, since June 2017 and served on the board of directors of Anchor Bancorp, a bank holding company, and its wholly owned subsidiary, Anchor Bank, a community-based savings bank, from September 2016 to November 2018. Mr. Stephenson holds an A.B. in Economics from Stanford University.
Mr. Stephenson is qualified to serve on our Board because he brings extensive experience in the residential real estate industry as a founder and manager of a real estate brokerage firm. As a result of his experience in these roles, he possesses valuable perspectives regarding the operation of a residential real estate business, and financial and management skills. Mr. Stephenson also has in-depth knowledge of the Company’s products and operations based on his tenure on the Board and his work in residential real estate.
Claire Cormier Thielke
✓ Managing Director, Hines
✓ Zillow Group Board Committee Service: Audit (Member)
✓ Independent Director
Ms. Thielke (age 35) has served as a member of the Board since October 2020. Ms. Thielke is Managing Director of Hines, a privately held real estate investment, development and management firm. Since joining the firm in 2009, Ms. Thielke has held various roles, including serving as Chief Operating Officer of Investment Management for Hines from 2013 through 2018. She is also a member of Stanford University’s adjunct faculty, lecturing on the intersection of technology, institutional investment, and real estate assets. Ms. Thielke served on the board of Memorial City Bank, a privately held bank, from 2011 to 2015, the board of Legacy Community Health, a non-profit organization, from 2010 to 2018, and the board of Buffalo Bayou Partnership, a non-profit organization, from 2011 to 2019. Ms. Thielke holds an undergraduate degree in Urban Planning and a Masters in Construction Management from Stanford University, as well as a Degree of Engineer from Stanford’s Civil Engineering Ph.D Department.
Ms. Thielke is qualified to serve on our Board because she brings extensive experience in the real estate industry as managing director and former chief operating officer for a global real estate investment, development, and management firm. As a result of her experience in these roles, she possesses valuable perspective regarding the operation of a real estate business, and financial and management skills.

 Directors Continuing in Office Until the 2022 Annual Meeting of Shareholders
Richard N. Barton
✓    Co-Founder and Chief Executive Officer, Zillow Group, Inc.
Richard N. Barton (age 53) is our co-founder and has served as Chief Executive Officer since February 2019. Mr. Barton has been a member of our Board since inception in December 2004, served as Chief Executive Officer from inception until September 2010 and served as Executive Chairman from September 2010 to February 2019. Mr. Barton served as a venture partner at Benchmark, a venture capital firm, from February 2005 through September 2018. Prior to co-founding our Company, Mr. Barton founded Expedia as a group within Microsoft Corporation in 1994. Microsoft spun out the group as Expedia, Inc. in 1999, and Mr. Barton served as Expedia’s President, Chief Executive Officer and as a member of its board of directors from 1999 to 2003. Mr. Barton also co-founded and served as Non-Executive Chairman of Glassdoor, a job search site where people also rate and review companies and contribute detailed salary data, from June 2007 through the company’s acquisition in June 2018. Mr. Barton has served on the board of directors of Netflix, Inc., an online media subscription service provider, since 2002; Qurate Retail, Inc. (formerly Liberty Interactive Corporation), a holding company of businesses in the digital commerce, media, communications and entertainment industries, since 2016; Altimeter Growth Corp., a special purpose acquisition company, since September 2020; and Altimeter Growth Corp. 2, a special purpose acquisition company, since January 2021. Mr. Barton holds a B.S. in General Engineering: Industrial Economics from Stanford University.
Mr. Barton is qualified to serve on our Board because of the important perspective and experience he brings as our co-founder and Chief Executive Officer and the broad range of relevant leadership and technical skills he possesses as a founder, director, and former chief executive officer of consumer-facing companies in the mobile and Internet industries. Mr. Barton also has unique experience launching and promoting continued innovation at transformative technology companies and marketing mobile and Web-based products to consumers. He has extensive knowledge of our business as our co-founder and one of our largest shareholders. As a director of other public companies, Mr. Barton also brings managerial, operational, and corporate governance experience to our Board.

Lloyd D. Frink
✓    Co-Founder, Executive Chairman and President, Zillow Group, Inc.
Lloyd D. Frink (age 56) is our co-founder and has served as Executive Chairman since February 2019, as a member of the Board since inception in December 2004, and as President since February 2005. Mr. Frink previously served as Vice Chairman from March 2011 to February 2019, Chief Strategy Officer from September 2010 to March 2011, Treasurer from December 2009 to March 2011, and as Vice President from December 2004 to February 2005. From 1999 to 2004, Mr. Frink was at Expedia, Inc., where he held many leadership positions, including Senior Vice President, Supplier Relations, in which position he managed the air, hotel, car, destination services, content, merchandising and partner marketing groups from 2003 to 2004. From 1988 to 1999, Mr. Frink was at Microsoft Corporation, a technology company, where he worked in many leadership roles, including as part of the founding Expedia team and as a Group Program Manager from 1991 to 1995 and 1997 to 1999. Mr. Frink serves on the board of directors of GrubHub, Inc., an online and mobile food-ordering company. Mr. Frink holds an A.B. in Economics from Stanford University.
Mr. Frink is qualified to serve on our Board because of his valuable strategic, product, and technical leadership as a founder and senior policymaker of companies in the mobile and Internet industries. He has extensive experience developing and implementing business and product strategy based on in-depth knowledge of relevant industry sectors, including consumer-facing mobile and Web-based companies. He has valuable knowledge of our business as our co-founder and one of our largest shareholders. As a director and senior leader of large public companies, Mr. Frink also brings corporate governance and operational expertise to our Board.
April Underwood
✓    Founder and CEO, Local Laboratory Corp.
✓    Zillow Group Board Committee Service: Compensation (Member)
✓    Independent Director

April Underwood (age 40) has served as a member of the Board since February 2017. Ms. Underwood has served as founder and Chief Executive Officer of Local Laboratory Corp., a private company connecting shoppers to local stores online, since May 2020; as a venture partner at Obvious Ventures, a private venture capital firm, since March 2020, and as founder and Chief Executive Officer of Wise Owl, a growth advisory company, since November 2019. In addition, she co-founded #Angels, a women-owned and operated angel-investing collective focused on helping grow technology start-ups, in 2015 and continues to serve as a founding partner. Ms. Underwood previously served as Chief Product Officer at Slack Technologies, Inc., a cloud-based software company that builds professional collaboration tools, from March 2018 to February 2019, as vice president of product from December 2015 to March 2018, and as head of platform from July 2015 to December 2015. Prior to joining Slack Technologies, Inc., she was director of product at Twitter, Inc., a social media and communications company, from April 2010 to February 2015. Prior to joining Twitter, Inc., Ms. Underwood held various product and engineering roles at Google, Travelocity, and Intel. Ms. Underwood has served on the board of directors of TPB Acquisition Corporation I, a special purpose acquisition company, since March 2021. Ms. Underwood holds a B.B.A. in Management Information Systems and Business Honors from The University of Texas at Austin, and an M.B.A. from The University of California at Berkeley (Haas).

Ms. Underwood is qualified to serve on Zillow Group’s Board because of her broad experience in technology product development, engineering, innovation, and consumer engagement, as well as her deep understanding of the mobile and Internet industries. In various positions at leading technology companies, she has successfully driven growth initiatives, including product marketing and developer relations. In addition, as a founder of Local Laboratory Corp., venture partner with Obvious Ventures and a founding member of #Angels, Ms. Underwood brings entrepreneurial experience through building and advising emerging technology companies on strategy development and execution.
 Directors Continuing in Office Until the 2023 Annual Meeting of Shareholders

Amy C. Bohutinsky
✓    Former Chief Operating Officer, Zillow Group, Inc.
Amy C. Bohutinsky (age 46) has been a member of our Board since October 2018. Ms. Bohutinsky previously held a number of leadership roles with Zillow Group, including Chief Operating Officer from August 2015 until January 2019, Chief Marketing Officer from March 2011 to August 2015, Vice President of Marketing and Communications from September 2010 to March 2011, Vice President of Communications between August 2008 and September 2010, and Director of Communications between August 2005 and August 2008. From 2001 to 2005, Ms. Bohutinsky held many leadership positions at Hotwire, Inc., an online travel company, including Director of Corporate Communications. Ms. Bohutinsky previously worked for Blanc & Otus, a technology public relations firm, from 2000 to 2001 and was formerly a broadcast journalist with various local network affiliates. Ms. Bohutinsky has served on the board of directors of Duolingo, a privately held language learning platform, since June 2020, and the board of directors of Pencil and Pixel, Inc. (dba Modsy), a privately held online interior design platform, since September 2020. Ms. Bohutinsky served on the board of directors of The Gap, Inc., a publicly traded global retailer, from November 2018 to September 2020. Ms. Bohutinsky has consulted as a venture partner at TCV, a private equity and venture capital firm, since 2019. Ms. Bohutinsky holds a B.A. in Journalism and Mass Communications from Washington & Lee University.
Ms. Bohutinsky is qualified to serve on our Board because of the important perspective and experience she brings as Zillow Group’s former Chief Operating Officer and Chief Marketing Officer. She has extensive knowledge of the real estate industry and Zillow Group’s business as one of its earliest employees. As a former director and senior leader of other large consumer-facing companies, Ms. Bohutinsky brings valuable strategic and operational expertise to Zillow Group’s Board.

Jay C. Hoag
✓    General Partner, TCV
✓    Zillow Group Board Committee Service: Compensation (Chair)
✓    Independent Director
Jay C. Hoag (age 62) has served as a member of the Board since October 2005. Mr. Hoag co-founded TCV, a private equity and venture capital firm, in 1995 and continues to serve as a Founding General Partner. Mr. Hoag has served on the boards of directors and compensation committees of Peloton Interactive, Inc., since August 2018; TripAdvisor, Inc., an online travel company, since February 2018; Electronic Arts Inc., an interactive entertainment software company, since September 2011; and Netflix, Inc., since 1999. Mr. Hoag also serves on the boards of directors of several private companies and universities. Mr. Hoag holds a B.A. from Northwestern University and an M.B.A. from the University of Michigan.
Mr. Hoag is qualified to serve on our Board because of his valuable strategic insights and extensive financial experience. He has evaluated, invested in and served as a board and committee member of numerous companies, both public and private, and is familiar with a full range of corporate and board functions. His many years of experience helping companies shape and implement strategy provide our Board with unique perspectives on matters such as risk management, corporate governance, executive compensation, talent selection, and leadership development.
Gregory B. Maffei
✓    President and Chief Executive Officer, Liberty Media Corporation
✓    Zillow Group Board Committee Service: Audit (Chair)
✓    Independent Director
Gregory B. Maffei (age 60) has served as a member of the Board since May 2005. Mr. Maffei has served as a director, President and Chief Executive Officer of Liberty Media Corporation (including its predecessor), a digital media and e-commerce company, since May 2007; Liberty Broadband Corporation, a telecommunications company, since June 2014; and GCI Liberty, Inc., owner and operator of a broad range of communications businesses, since March 2018. He has served as a director, the President and Chief Executive Officer of Liberty TripAdvisor Holdings, Inc. since July 2013 and as its Chairman of the Board since June 2015. He has also served as a director of Qurate Retail, Inc. (and its predecessor), since November 2005, Chairman of the Board since March 2018, and previously served as its President and Chief Executive Officer from February 2006 to March 2018 and Chief Executive Officer-Elect from November 2005 through February 2006. Prior to that time, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, a business software and hardware systems company, President and Chief Executive Officer of 360networks Corporation, a wholesale provider of Internet connectivity services, and Chief Financial Officer of Microsoft Corporation. Mr. Maffei has served as the Chairman of the Board of TripAdvisor, Inc., an online travel company, since February 2013; Chairman of the Board of Live Nation Entertainment, Inc., a live entertainment and ecommerce company, since March 2013 and as a director since February 2011; Chairman of the Board of Sirius XM Holdings, Inc., a satellite radio company, since April 2013 and as a director since 2009; and director of Charter Communications, Inc., a live entertainment and e-commerce company, since May 2013. Mr. Maffei previously served as Chairman of the Board of Pandora Media, Inc., a personalized Internet radio and music discovery provider, from September 2017 until February 2019; Chairman of the Board of Directors of Starz, an integrated global media and entertainment company, from January 2013 until December 2016; as a director of DIRECTV (and its predecessor), a provider of digital television entertainment services, from June 2008 to June 2010; as a director of Barnes & Noble, Inc., a retailer of books and digital media, from September 2011 to April 2014; and as a director of Electronic Arts, Inc., a video game company, from June 2003 to July 2013. Mr. Maffei holds an A.B. from Dartmouth College and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

Mr. Maffei is qualified to serve on our Board because he brings significant financial and operations experience due to his current and former leadership roles at public media, communications, and technology companies. He brings valuable perspective to strategic and operational matters based on his extensive knowledge of governance practices and trends, particularly with respect to compliance and risk management. Mr. Maffei also possesses significant expertise related to financial reporting, technical accounting, and capital markets as a result of his leadership roles with large public companies.

CORPORATE GOVERNANCE

Corporate Governance Overview
At Zillow Group, we believe all employees and directors have a shared responsibility to maintain a culture of integrity. We view our corporate governance practices and policies as important drivers of our culture. Highlights of our corporate governance practices and policies include:
•Three standing Board committees: (1) audit; (2) compensation; and (3) nominating and governance. All members of each Board committee are independent.
•Six independent directors.
•Executive chairperson separate from Chief Executive Officer role.
•Board evaluations conducted on an ongoing basis in addition to formal Board evaluations. For 2020, formal Board evaluations included interviews conducted by our Corporate Secretary and General Counsel with each director.
•Director orientation provided to all new Board members.
Board and Committee Meetings
Our Board and its committees meet throughout the year on a set schedule and hold special meetings and act by unanimous written consent from time to time. During 2020 and including virtual and telephonic meetings:
•the Board held five meetings;
•the audit committee held four meetings;
•the compensation committee held two meetings; and
•the nominating and governance committee held two meetings.
During 2020, each incumbent member of Zillow Group’s Board attended 80% or more of the aggregate number of meetings of the Board and committees on which he or she served that were held during their term of service. We encourage all of our directors and nominees for director to attend our Annual Meeting of Shareholders. Four of Zillow Group’s directors attended the 2020 Annual Meeting of Shareholders.
Director Independence
Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors, and subject to specified exceptions, all members of its audit, compensation, and nominating and governance committees must be independent. Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, investments, and affiliations, and upon the review and recommendation of our nominating and governance committee, our Board has determined that Ms. Underwood, Mr. Blachford, Mr. Hoag, Mr. Maffei, Mr. Stephenson, and Ms. Thielke meet the applicable Securities and Exchange Commission ("SEC") and Nasdaq definitions of “independent” and do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In making the independence determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and its subsidiaries and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In evaluating the independence of our directors, the Board also considered the following transactions, relationships and arrangements that are not required to be disclosed in this Proxy Statement as transactions with related persons:
•Mr. Hoag is the General Partner of TCV, and is a direct or indirect director, limited partner, or member of the general partners of various private equity and venture capital funds of TCV that have been invested in by Mr. Barton, Mr. Wacksman, Mr. Maffei, Mr. Blachford, and Ms. Bohutinsky, each either in their individual capacity or through an entity that they own and control. Each of Mr. Barton, Mr. Wacksman, Mr. Maffei, Mr. Blachford, and Ms. Bohutinksy’s capital commitments in these funds represent a de minimis share of the total committed capital of the funds. Mr. Blachford and Ms. Bohutinsky also consult as an executive advisor and venture partner of TCV, respectively. Mr. Blachford and Ms. Bohutinsky may provide certain consulting or other services to TCV from time to time, for which they may receive indirect economic interests or value in certain investments by TCV's affiliated investment funds.
•Mr. Hoag serves on the board of directors of Netflix, Inc. with Mr. Barton.
•Mr. Hoag serves on the board of directors of Peloton Interactive, Inc. with Mr. Blachford.
•Mr. Hoag serves on the board of directors of TripAdvisor, Inc. with Mr. Maffei. Mr. Maffei is also the Chief Executive Officer and Chairman of the Board of Liberty TripAdvisor Holdings, which currently holds approximately a 23% equity interest and 58% voting interest in TripAdvisor, Inc.
•Mr. Maffei is Chairman of the board of directors of Qurate Retail, Inc., where Mr. Barton also serves as a director.
•Mr. Blachford and Mr. Barton are 50% co-owners of a condominium.
•Mr. Stephenson participates in Zillow Group’s Premier Agent program, a business relationship that has been an ordinary course dealing.
Board Leadership Structure
As reflected in our Corporate Governance Guidelines, a copy of which is posted on our website at https://investors.zillowgroup.com/investors/governance/governance-documents/default.aspx, our Board does not have a policy as to whether the offices of chair of the Board and Chief Executive Officer should be separate. Our Board believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership for our Company. The Board believes that its current leadership structure, with Mr. Frink serving as Executive Chairman and Mr. Barton serving as Chief Executive Officer, is appropriate because it enables the Board, as a whole, to engage in oversight of management, promote communication and collaboration between management and the Board, and oversee governance matters, while allowing our Chief Executive Officer to focus on his primary responsibility, the operational leadership and strategic direction of the Company. In addition, the Board benefits from the perspective and insights of Mr. Frink and Mr. Barton as a result of their extensive experience developing consumer-facing products and services and leading innovative, technology-driven companies. The Board does not believe that its role in risk oversight has been affected by the Board’s leadership structure.
Risk Oversight
The Board considers the assessment of Company risks and development of strategies for risk mitigation to be a responsibility of the entire Board in consultation with the appropriate Board committee in the case of risks that are under the purview of a particular committee. The Board engages in risk oversight on a broad range of matters, including challenges associated with strategic acquisitions, regulatory and other legal and compliance matters, and threats relevant to our information technology environment. The compensation committee provides oversight of our compensation philosophy and the objectives of our compensation programs, including the evaluation of whether our compensation programs contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company. The nominating and governance committee oversees risks associated with corporate governance and the composition of our Board, including the independence of Board members. The audit committee provides oversight concerning our major financial risks and the steps management has taken to monitor and control such exposure, including with respect to the capital, regulatory, and other requirements of our Zillow Offers, Zillow Home Loans, and Zillow Closing Services businesses, and data privacy, cybersecurity, and other topics related to our information technology infrastructure. Each committee generally reports on its deliberations to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate their risk oversight roles.

Board Committees
The Board currently has the following standing committees: audit, compensation, and nominating and governance. The Board may, from time to time, form a new committee or disband a current committee depending on the circumstances and needs of the Company. Each standing committee complies with the independence and other requirements established by applicable laws, regulations, and rules, including those promulgated by the SEC and Nasdaq. Membership of the standing committees is determined annually by the Board with consideration given to the recommendation of the nominating and governance committee. Adjustments to committee assignments may be made at any time.

The Board has adopted a written charter for each standing committee. Shareholders may access a copy of each standing committee’s charter on the Investor Relations section of our website at https://investors.zillowgroup.com/investors/governance/committee-charters/default.aspx. A summary of the duties and responsibilities of each standing committee is set forth below.
Audit Committee
The current members of our audit committee are Claire Cormier Thielke, Gordon Stephenson, and Gregory B. Maffei, with Mr. Maffei serving as Chair. The primary responsibilities of the audit committee are to:
•oversee the integrity of our corporate accounting and financial reporting process, including internal accounting and financial controls, and audits of the financial statements;
•evaluate the independent auditor’s qualifications, independence and performance, engage and provide for the compensation of the independent auditor, and establish the policies and procedures for the retention of the independent auditor to perform any proposed permissible non-audit services;
•review and discuss with management and the independent auditor, as appropriate, our annual audited and quarterly unaudited financial statements;
•review our critical accounting policies, disclosure controls and procedures and internal controls over financial reporting;
•discuss policies and practices with respect to risk assessment and risk management, including the Company’s major financial risks and the steps management has taken to monitor and control such exposure;
•establish and oversee certain compliance procedures and ethics compliance, including procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters; and
•review transactions with related persons that are disclosed under Item 404 of Regulation S-K.
Our Board has determined that each of our audit committee members meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that each of Messrs. Maffei and Stephenson is an audit committee financial expert as defined under the applicable rules and regulations of the SEC.
Compensation Committee
The current members of our compensation committee are Erik Blachford, Jay C. Hoag, and April Underwood, with Mr. Hoag serving as Chair. The primary responsibilities of our compensation committee are to:
•review our overall compensation philosophy and policies relating to the compensation and benefits of our executive officers and employees;
•review and approve goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluate the performance of these officers in light of those goals and objectives, and set compensation of these officers based on such evaluations;
•oversee the administration and issuance of stock options, restricted stock units, and other awards under our equity incentive plans, including the Zillow Group, Inc. 2020 Incentive Plan (the "2020 Plan"), Zillow Group, Inc. Amended and Restated 2011 Incentive Plan (the “2011 Plan”) and the Zillow Group, Inc. 2019 Equity Inducement Plan (the "Inducement Plan"); and
•oversee our compensation and benefit plans, policies and programs for our executive officers and non-employee directors.
As part of its process to determine the compensation level of each executive officer, the compensation committee evaluates, among other things, the Chief Executive Officer, Executive Chairman, and Chief People Officer’s assessment of the other executive officers and recommendations regarding their compensation in light of the goals and objectives of our executive compensation program.
Pursuant to its charter, the compensation committee has sole authority to engage outside compensation consultants or other advisors to assist the committee in carrying out its duties. With respect to 2020 executive compensation, the compensation committee engaged Compensia, a compensation consulting firm, to recommend a peer group for the purpose of conducting a market analysis of the total compensation of certain executive officers and to provide a share utilization rate and overhang analysis for equity awards based on the peer group. In addition, the compensation committee considered market information available through Comptryx and Radford, each leading executive compensation data solutions companies, and data from the proxy statements of peer companies as reference points in making certain executive compensation decisions for 2020 consistent with the Company’s compensation philosophy. Compensia did not provide any other services to the compensation committee, management, or the Company in 2019 or 2020 and only received fees from the Company on behalf of our compensation committee.
The compensation committee may form and delegate authority to subcommittees and delegate authority to one or more designated members of the committee in accordance with its charter. The charter also permits the compensation committee to delegate to one or more senior executive officers the authority to make certain grants of equity-based compensation to non-executive officer employees, subject to restrictions set forth in the charter and compliance with applicable laws. The Board has delegated to Mr. Barton, so long as he is acting as Chief Executive Officer of Zillow Group, Mr. Frink, so long as he is acting as Executive Chairman or President of Zillow Group, and Mr. Spaulding, so long as he is acting as Chief People Officer of Zillow Group, the authority to grant equity awards to non-executive officer employees under the 2020 Plan, subject to certain limitations. Pursuant to such authority, these individuals routinely act to grant equity awards to our non-executive officer employees.
Our Board has determined that each member of our compensation committee meets the requirements for independence under the applicable rules and regulations of Nasdaq, the SEC, and the Internal Revenue Code of 1986, as amended (the “Code”). For additional discussion of the processes and procedures the compensation committee has used to determine executive officer and non-employee director compensation, please refer to the sections entitled, “Named Executive Officer Compensation - Compensation Discussion and Analysis - How We Set Executive Compensation” and “Director Compensation,” respectively.
Compensation Committee Interlocks and Insider Participation
None of the members of Zillow Group’s compensation committee in 2020 was, at any time during 2020 or at any other time, an officer or employee of Zillow Group, and, except as described in the section entitled “Certain Relationships and Related Person Transactions,” none had or has any relationships with Zillow Group that are required to be disclosed under Item 404 of Regulation S-K.
A compensation committee interlock can occur when an executive officer of one company: (1) serves on the compensation committee of another company, one of whose executive officers serves on the compensation committee or board of directors of the first company; or (2) serves as a director of another company, one of whose executive officers serves on the compensation committee of the first company. During 2020, none of Zillow Group’s executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of another company such that a compensation committee interlock arose.

Nominating and Governance Committee
The current members of our nominating and governance committee are Gordon Stephenson and Erik Blachford, with Mr. Stephenson serving as Chair. The primary responsibilities of the nominating and governance committee are to:
•identify, approve, and recommend individuals qualified to become members of the Board in accordance with the director selection guidelines approved by the Board;
•oversee evaluations of our Board and its committees; and
•develop, periodically review, monitor and recommend to the Board corporate governance principles and policies applicable to the Company.
The nominating and governance committee and the Board believe the future of real estate must be more equitable, accessible, and fair than in the past. To do that, we must elevate the perspectives, ideas, and voices of our communities to shape the future of real estate. It is essential to have directors representing experiences that enhance the quality of the Board’s discussions and decision-making processes. In 2020, we joined the Board Challenge, a pledge to add a Black director to our Board, and in October 2020, Ms. Thielke was appointed to the Board. While we currently exceed both California's board composition mandate and Nasdaq's current proposed SEC board diversity requirements, we recognize the value of including more perspectives and viewpoints. This focus on representation on the Board is consistent with the Company’s commitment to anti-racism across the organization, with representation being an integral part of the way the Company promotes innovation and long-term success. Representation, which we broadly construe to include age, professional experience, gender, race, and ethnicity, among other considerations, is one factor considered by the nominating and governance committee in determining the needs of the Board and evaluating director candidates to fill such needs. The director selection guidelines used by the nominating and governance committee to evaluate the Board’s composition and director candidates are included in the committee’s charter, which is available on the Investor Relations section of our website at https://investors.zillowgroup.com/investors/governance/committee-charters/default.aspx. Pursuant to the director selection guidelines and to help ensure a well-balanced board, the nominating and governance committee considers the total mix of the Board’s composition and director candidates’ qualifications, including factors like relevant industry knowledge, expertise in operations, financial acumen, and experience working with public companies. The nominating and governance committee does not have a formal policy with respect to diversity. The nominating and governance committee has the authority to retain a search firm or other advisor to identify director candidates and to otherwise assist with the fulfillment of its duties. In recruiting Ms. Thielke, the Company retained third-party search firms to help identify director prospects and provide other related services.
Our Board has determined that each member of the nominating and governance committee meets the requirements for independence under the applicable rules and regulations of Nasdaq and the SEC. Pursuant to its charter, the nominating and governance committee will also consider qualified director candidates recommended by our shareholders. The nominating and governance committee evaluates the qualifications of candidates properly submitted by shareholders in the same manner as it evaluates the qualifications of director candidates identified by the committee or the Board. Shareholders can recommend director candidates by following the instructions outlined below in the section entitled “Additional Information - Submission of Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting.” No nominations for director were submitted to the nominating and governance committee for consideration by any of our shareholders in connection with this year's Annual Meeting.
Board Evaluation
Our Board and Board committees evaluate their effectiveness with respect to strategic planning, long-term operational and financial planning, risk management, and other responsibilities, on both an ongoing basis throughout each year and as part of formal evaluations directed by the nominating and governance committee. Ongoing engagement on Board effectiveness includes discussion led by our Executive Chairman and Chief Executive Officer on new practices or technologies which may enhance director collaboration, progress against strategic priorities, and interactions with management, as well as input from directors on meeting agendas and format.
Preparation for formal evaluations begins with the selection of the format by the nominating and governance committee in consultation with our Executive Chairman and Corporate Secretary and General Counsel. For the 2020 evaluation cycle, in-person or telephonic interviews were conducted by our Corporate Secretary and General Counsel with each Board member. Interview topics included:
•the Board’s role in strategic oversight of areas critical to the long-term success of the Company;
•Board and committee structure and director skills;
•director engagement on Company culture and human capital management; and
•best practices to promote candor and rigorous decision making;
amongst various other topics. Interview results were then compiled by our Corporate Secretary and General Counsel and shared with the nominating and governance committee and Executive Chairman, as appropriate, for further evaluation. Based on the results of the Board evaluation process, new practices and approaches are adopted by management, the Board, and Board committees, as appropriate, to further enhance the Board’s performance.
Director Orientation and Education
As set forth in our Corporate Governance Guidelines, Zillow Group strongly encourages and supports continuing education for directors. Director education begins with orientation for newly appointed or elected Board members. Director orientation is tailored to the skills and experiences of the individual, and commonly includes:
•meeting with the Company’s legal team to discuss director duties and expectations, Zillow Group’s corporate governance practices, including with respect to Regulation FD, and corporate governance policies such as our Code of Conduct and Code of Ethics;
•meeting with management, including the chief executive officer, chief people officer, and other business leaders, to discuss the Company’s strategic priorities, culture and core values, operations, compensation philosophy and practices, among other matters;
•meetings with each Board member; and
•extensive supplemental materials such as organizational charts, annual operating plans, corporate governance policies, sell-side analyst research and recent Board minutes and materials.

Director education is also provided throughout the year through presentations to and discussions with the Board and Board committees led by members of management, third-party consultants, our independent registered public accounting firm, and legal counsel, on topics such as information security, legal, accounting, and regulatory concepts and developments, company culture, and employee engagement.
Company Culture and Sustainability
The Board and management understand that the long-term success of the Company is dependent upon maintaining a culture that allows each employee to do their best work. We value integrity, accountability, collaboration, creativity, respect, and transparency as central to our core values. With the oversight of our collective senior leadership team and facilitated by our Chief People Officer, who reports directly to the Chief Executive Officer, Zillow Group invests in a variety of resources to attract and develop talent. These include, but are not limited to:
•Leadership Development: Zillow Group has a dedicated Learning & Development Team, which creates educational resources and conducts training on a wide range of topics including effective communication, collaboration, as well as a sophisticated leadership training program with focused learning tracks for both new managers and experienced leaders. In 2020, this team launched our Leadership Blueprint, a leadership development guide that outlines our leadership philosophy, our expectations for leaders, and the behaviors that are essential to create a consistent leadership experience at the Company.
•Total Rewards: Zillow Group's competitive, market-based compensation program focuses on pay-for-performance, instilling ownership by utilizing a broad-based equity approach. In addition, Zillow Group’s class-leading benefits are reflected in investments in physical, family, mental, and financial wellness programs to meet the needs of our employees.
•Equity & Belonging: We are proud to have a continued focus on equity and belonging at Zillow, including the following five commitments:
◦Leadership: Increase representation of Women and BIPOC talent in leadership roles.
◦Retention: Increase retention of underrepresented employees so there is no significant gap between demographics in the turnover or promotion rate.
◦Representation: Ensure our company and business operations represent the demographic makeup of the total available markets in which we do business.
◦Pay Equity: Continue to ensure all employees in similar roles with similar qualifications are paid equitably regardless of their identity.
◦Programming: Deepen our focus on equity and belonging with a specific focus on anti-discrimination and anti-bias trainings and programs for our people managers and employees, enhance internal development programs to assist in career development, and strive to meet the needs of a newly distributed workforce.
With nine employee-led affinity networks for community members and allies, two communities for employees focused on environmental sustainability and parents and caregivers, as well as a focus and stated goals on pay equity, Zillow Group invests in creating a culture of belonging for all employees.
•Pay Equity: To further our commitment to ensure all employees in similar roles with similar qualifications are paid equitably regardless of their identity, we complete a comprehensive annual evaluation across the Company and disclose results to our shareholders and on our corporate website. Based on our assessment of compensation for the past 12 months as of December 31, 2020, on average, for every $1.00 men at Zillow Group earn, women at Zillow Group also earn $1.00 when controlling for job title, function, and location. More specifically, this assessment found that White men and women at Zillow Group have controlled pay of $1.00, Black women and men have controlled pay of $1.02 and $1.01, respectively, Latinx women and men have controlled pay of $1.03 and $1.01, and Asian women and men have controlled pay of $0.98 and $0.98. The Company was included in the 2021 Bloomberg Gender Equality Index, which measures equality across internal company statistics, employee policies and practices, and external community support and engagement.
•Our Community: Zillow Group invests in and partners with nonprofit and other social enterprises that are focused on addressing fair housing, housing insecurity, homelessness, and housing inequities, nationally and in the communities where we operate. Through 2020, Zillow Group has given more than $5 million, in cash and in-kind donations, to over 100 nonprofit organizations. In 2020, Zillow Group made our Racism Has No Home Here pledge, which included the commitment to donate an additional $1 million to nonprofits fighting racial injustice.
•Environmental Footprint: Our facilities team is focused on deepening our insight into and more effectively managing our operational footprint. We are in the process of establishing mechanisms to collect environmental data from our operations and better understand and report on the environmental impact of our leased office space and better incorporate environmental considerations into our supplier contracts, request for proposal processes, and space designs. In 2021, we plan to establish sustainable operating standards within our leased spaces and, as we establish these standards, continue our commitment to achieve available environmental certifications, including LEED and Energy Star, in our office selection and renovations. As we continue to take steps to better understand our environmental footprint, we believe our impact from employee commuting will be significantly lower than it has been historically as a result of being a distributed workforce.

DIRECTOR COMPENSATION

2020 Director Compensation Table
Zillow Group’s director compensation program is governed by the Stock Option Grant Program for Nonemployee Directors under the 2020 Plan (the “Program”), which, effective June 9, 2020, replaced the Amended and Restated Stock Option Grant Program for Nonemployee Directors under the 2011 Plan (the "2011 NED Program") (together, the Program and 2011 NED Program, the "NED Programs"). In 2020, Zillow Group compensated its eligible non-employee directors solely with stock option grants under the NED Programs.
The following table provides information regarding the compensation of our non-employee directors during 2020, including the annual option grants made to our non-employee directors in March 2020 and the prorated annual option grant made to Ms. Thielke in connection with her initial appointment to the Board in October 2020. Our executive officers, Mr. Barton and Mr. Frink, did not receive compensation for their Board service in 2020. Information about their 2020 compensation is discussed in the Compensation Discussion and Analysis and presented in the related tables.

Name	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Erik Blachford	250,000	—	250,000
Amy C. Bohutinsky	250,000	—	250,000
Jay C. Hoag	250,000	—	250,000
Gregory B. Maffei	250,000	—	250,000
Spencer M. Rascoff	250,000(2)	—	250,000(2)
Gordon Stephenson	250,000	—	250,000
Claire Cormier Thielke	125,000(3)	100(3)	125,100(3)
April Underwood	250,000	—	250,000

 _______________

(1)
Amounts reflect the aggregate grant date fair value of the option awards granted, computed as of the grant date, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”). Assumptions used to calculate these amounts are described in Note 17, “Share-Based Awards,” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. On March 1, 2020, and as described in greater detail below, each of our eligible non-employee directors of Zillow Group received an annual stock option grant to purchase 10,668 shares of Zillow Group’s Class C capital stock with a Black-Scholes-Merton grant date fair value of $250,000. As of December 31, 2020, Zillow Group’s non-employee directors held stock options for the following number of shares of Zillow Group’s Class A common stock and Class C capital stock: Mr. Blachford, 7,747 shares of Class A common stock and 86,691 shares of Class C capital stock; Ms. Bohutinsky, 31,250 shares of Class A common stock and 210,711 shares of Class C capital stock; Mr. Hoag, 3,145 shares of Class A common stock and 77,487 shares of Class C capital stock; Mr. Maffei, 7,747 shares of Class A common stock and 86,691 shares of Class C capital stock; Mr. Rascoff, 163,683 shares of Class A common stock and 364,915 shares of Class C capital stock; Mr. Stephenson, 3,145 shares of Class A common stock and 77,487 shares of Class C capital stock; Ms. Thielke, 2,782 shares of Class C capital stock, and Ms. Underwood, 42,989 shares of Class C capital stock.

(2)	Mr. Rascoff resigned from the Board effective April 7, 2020.
(3)
On October 16, 2020, in connection with Ms. Thielke's initial appointment to the Board, Zillow Group donated $100 to the National Fair Housing Alliance consistent with our executive recruiting program practices and Ms. Thielke received a stock option grant to purchase 2,782 shares of Zillow Group's Class C capital stock with a Black-Scholes-Merton grant date fair value of $125,000. The option grant became fully vested and exercisable on March 1, 2021.

Time and Manner of Compensation
Eligible directors are compensated for service on our Board and committees of our Board solely with stock options granted under the NED Programs. No director receives cash compensation for service as a director, though directors are reimbursed for reasonable expenses incurred in connection with attending Board and committee meetings. The compensation committee and the Board administer the NED Programs.
On March 1 of each year, our non-employee directors are eligible to automatically receive stock option grants to purchase a number of shares of Class C capital stock equal to the amount set forth in the applicable NED Program.
The grants made in March 2020 pursuant to the 2011 NED Program were for that number of shares of Class C capital stock having a Black-Scholes-Merton value of $250,000 on the date of grant (with any fractional share rounded to the nearest whole share (0.5 rounded up)) and with a per share exercise price equal to the closing price of our Class C capital stock on the date of grant. One-fourth of the shares subject to annual stock options granted in 2020 under the 2011 NED Program vest each quarter over one year, subject to continued service. Stock options granted under the NED Programs in 2020 have ten-year terms, subject to earlier termination in the event of a director's termination of service.
Eligible directors who are initially elected or appointed to the Board during the 12-month period following a March 1 grant date are eligible to receive a prorated annual option grant in connection with their initial election or appointment to the Board, based on the number of full calendar months that elapse between the date of the director’s initial election or appointment to the Board and the next March 1 grant date, subject to review and approval by the Board or the compensation committee. Prorated options granted under the Program become fully vested as of the first March 1 grant date following the Board’s or the compensation committee’s approval of the grant.
Pursuant to its charter, the compensation committee reviews non-employee director compensation at least annually and may recommend adjustments to the Board. Effective as of March 1, 2020, the Board, upon the recommendation of the compensation committee, approved an increase in the value of the annual option grant from $200,000 to $250,000. The Company has designed its non-employee director compensation program to attract and retain excellent directors and align their interests with the long-term interests of our shareholders. The compensation committee considers third-party director compensation surveys, such as the director compensation reports issued jointly by the National Association of Corporate Directors and Pearl Meyer, and the time commitment required of Zillow Group’s directors, among other factors, when evaluating non-employee director compensation.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2020 with respect to securities authorized for issuance under our equity compensation plans. No shares of Class B common stock are issuable under any of our equity compensation plans.

Plan category	Number of securities issuable upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (1)(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)
Class A Common Stock	587,730	(3)	$30.78	—	(4)
Class C Capital Stock	23,944,906	(5)	$44.14	16,175,125	(6)(7)
Equity compensation plans not approved by security holders
Class A Common Stock	8,428	(8)	$12.15	—
Class C Capital Stock	2,826,574	(9)	$41.81	6,817,102	(10)
Total
Class A Common Stock	596,158		$30.27	—
Class C Capital Stock	26,771,480		$43.90	22,992,227
Total All Classes	27,367,638		$42.68	22,992,227
_________________

(1)	The weighted-average exercise price is calculated based on outstanding stock options. It excludes outstanding restricted stock units (“RSUs”) and restricted units, which have no exercise price.
(2)	Includes the 2011 Plan and 2020 Plan.
(3)	Includes stock options and RSUs.
(4)	No future grants may be made under the 2011 Plan. Future grants under the 2020 Plan will be for Class C capital stock only.
(5)
Includes 967,876 shares of Class C capital stock issuable upon exercise of outstanding stock options and vesting of outstanding RSUs that were distributed as a dividend in connection with the Class C stock split ("Class C Stock Split") effective August 14, 2015. Also includes (i) 21,874,492 shares of Class C capital stock and (ii) 1,102,538 shares of Class C capital stock issuable upon exercise of outstanding stock options and vesting of RSUs and restricted units that were granted under our 2011 Plan and 2020 Plan, respectively, following the effective date of the Class C Stock Split.

(6)
Includes shares available for issuance under the 2020 Plan. Does not include 15,401,588 shares that became available for issuance under the 2020 Plan on January 1, 2021 pursuant to the “evergreen” provision described below.

(7)	The 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares available for issuance can be increased on the first day of each of our fiscal years, equal to the lesser of (i) 5% of our outstanding Class A common stock, Class B common stock and Class C capital stock on a fully diluted basis as of the end of our immediately preceding fiscal year and (ii) a number of shares determined by our Board; provided, however, that any shares from increases in prior years that are not actually issued will continue to be available for issuance under the 2020 Plan.
(8)
Includes 8,428 shares of Class A common stock issuable upon exercise of outstanding options assumed under the Trulia, Inc. 2012 Equity Incentive Plan, as amended and restated (the “Trulia 2012 Plan”), and the Trulia, Inc. 2005 Stock Incentive Plan, as amended (together with the Trulia 2012 Plan, the “Trulia Plans”) in connection with our February 2015 acquisition of Trulia, Inc. No future awards will be granted under these plans.

(9)
Includes 14,348 shares of Class C capital stock issuable upon exercise of outstanding stock options that were distributed as a dividend pursuant to the Class C Stock Split with respect to awards assumed or granted by us under the Trulia Plans. Includes 2,812,226 shares of Class C capital stock issuable upon exercise of outstanding stock options and vesting of RSUs that were granted under the 2019 Inducement Plan (the "Inducement Plan").

(10)	Includes shares of Class C capital stock available for issuance under the Inducement Plan.

Zillow Group 2019 Equity Inducement Plan
The Inducement Plan became effective on August 8, 2019. Subject to adjustment from time to time as provided in the Inducement Plan, 10,000,000 shares of Class C capital stock are available for issuance under the Inducement Plan. Shares issued under the Inducement Plan will be drawn from authorized and unissued shares of Class C capital stock. The purpose of the Inducement Plan is to attract, retain and motivate certain new employees of the Company and its subsidiaries by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders. Each award under the Inducement Plan is intended to qualify as an employment inducement award pursuant to Nasdaq Listing Rule 5635(c). Going forward, we intend to use the Inducement Plan only if the share reserve under the 2020 Plan is insufficient for new hire employee grants.

The Inducement Plan is administered by the compensation committee of the Board. Under the terms of the Inducement Plan, the compensation committee may grant equity awards, including nonqualified stock options, restricted stock, restricted stock units or restricted units to new employees of the Company and its subsidiaries. The Inducement Plan provides that in the event of a stock dividend, stock split or similar event, the maximum number and kind of securities available for issuance under the plan will be proportionally adjusted.

Options under the Inducement Plan are granted with an exercise price per share not less than 100% of the fair market value of our stock on the grant date, with the exception of substituted option awards granted in connection with acquisitions. Options expire no later than ten years from the grant date and vest 25% after 12 months and quarterly thereafter over the next three years. Restricted stock units granted under the Inducement Plan vest 25% after 12 months and quarterly thereafter over the next three years. Any portion of an option or restricted stock unit that is not vested on the date of a participant’s termination of service expires on such date. Employees generally forfeit their rights to exercise vested options 3 months following their termination of employment or 12 months following termination by reason of death, disability or retirement.

PROPOSAL 2: Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm

The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm.
The audit committee, which consists entirely of independent directors, has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Shareholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our Amended and Restated Bylaws (“Bylaws”) or otherwise. However, our Board is submitting the appointment of Deloitte to our shareholders for ratification as a matter of corporate practice. If our shareholders fail to ratify the appointment, the audit committee may reconsider the appointment of Deloitte. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. Representatives of Deloitte are expected to be present at the Annual Meeting.

AUDIT COMMITTEE REPORT

The audit committee assists our Board in oversight of (a) our accounting and financial reporting processes and the audits of our financial statements, (b) the independent auditor’s qualifications, independence and performance, (c) our internal audit function, if any, and the performance of our internal accounting and financial controls, and (d) our compliance with legal and regulatory requirements. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, was responsible for auditing the financial statements prepared by our management for the fiscal year ended December 31, 2020.
In connection with our review of Zillow Group’s audited financial statements for the fiscal year ended December 31, 2020, we relied on reports received from Deloitte as well as the advice and information we received during discussions with Zillow Group’s management. In this context, we hereby report as follows:

(i)	The audit committee has reviewed and discussed the audited financial statements for fiscal year 2020 with Zillow Group’s management.
(ii)
The audit committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standard No. 1301, and Rule 2-07 of Regulation S-X, Communications with Audit Committees.

(iii)	The audit committee has received the written disclosures and the letter from Deloitte, the Company’s independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
(iv)
Based on the review and discussion referred to in paragraphs (i) through (iii) above, the audit committee recommended to Zillow Group’s Board of Directors that the audited financial statements be included in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Members of the audit committee:
                                Gregory B. Maffei (Chair)
                                Erik Blachford
                                Gordon Stephenson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES REPORT

Fees Paid to Independent Registered Public Accounting Firm
The following table provides information regarding the fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (“Deloitte”) for the fiscal years ended December 31, 2020 and 2019, inclusive of out-of-pocket expenses.

	2019($)	2020($)
Audit Fees	2,069,559	2,344,970
Audit-Related Fees	—	—
Tax Fees	88,440	227,976
All Other Fees	8,346	6,259
Audit Fees
Audit fees of Deloitte during the 2020 and 2019 fiscal years primarily include the aggregate fees incurred for the audits of the annual consolidated financial statements and the review of each of the quarterly consolidated financial statements included in Quarterly Reports on Form 10-Q for Zillow Group. Audit fees in 2020 and 2019 also include services rendered by Deloitte in connection with the May 2020 issuances of 2.75% Convertible Senior Notes due in 2025 and public offerings of 8,800,000 shares of Class C capital stock, the May 2020 repurchase of a portion of 2.00% Convertible Senior Notes due 2021 and the partial termination of the capped call transactions entered into in connection with the issuance of such notes, the September 2019 issuance of 1.375% Convertible Senior Notes due in 2026, the September 2019 and October 2019 issuances of 0.75% Convertible Senior Notes due in 2024, the non-cash impairment charge of $71.5 million related to our Trulia trade names and trademarks intangible asset, and certain registration statements on Form S-8.
Tax Fees
Tax fees of Deloitte for the fiscal years ended December 31, 2020 and 2019 primarily include tax compliance, consulting and return preparation.
All Other Fees
Other fees include access to accounting research software applications and data.
Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm’s Services
All fees described above were approved by the audit committee. Our audit committee’s policy is to pre-approve all audit and non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm. This policy is set forth in the charter of the audit committee, which is available at https://investors.zillowgroup.com/investors/governance/committee-charters/default.aspx. The audit committee considered whether the non-audit services rendered by our independent registered accounting firm were compatible with maintaining their independence as the independent registered public accounting firm of our financial statements and concluded that they were.

PROPOSAL 3: Advisory Vote to Approve the Compensation of Named Executive Officers

The Board of Directors Recommends a Vote “FOR” the Advisory Resolution to Approve the Compensation of our Named Executive Officers.

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our shareholders are able to vote to approve, on a nonbinding, advisory basis, not less frequently than once every three years, the executive compensation programs and policies and the resulting compensation of our named executive officers, as further described in the Compensation Discussion and Analysis section and the compensation tables that follow it. In accordance with the Exchange Act requirements, we are providing our shareholders with an opportunity to express their views on our named executive officers’ compensation, commonly referred to as the “say-on-pay” vote. Although this advisory vote is nonbinding, our Board and compensation committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs. Proposal 4 in this Proxy Statement allows shareholders to vote on their preference on the frequency of future advisory votes to approve the compensation of our named executive officers, which result we will consider in determining the frequency of such future votes. Our Board has previously adopted a policy to hold this advisory vote every three years. Unless our Board changes this policy, the next vote after this one on the compensation of our named executive officers is expected to occur at the 2024 Annual Meeting of Shareholders.

As described in more detail in the Compensation Discussion and Analysis, our executive compensation program is designed to:

•attract qualified, experienced executive officers who will enable us to achieve our business objectives;
•retain and motivate our executive officers to achieve superior performance;
•reward performance; and
•align the interests of our executive officers with those of our shareholders by motivating our executive officers to increase shareholder value.

We encourage shareholders to read the Compensation Discussion and Analysis in this Proxy Statement, which describes the processes the compensation committee used to determine the structure and amounts of the compensation of our named executive officers in 2020 and how our executive compensation philosophy, policies and procedures operate and are designed to achieve our compensation objectives. The compensation committee and our Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the named executive officers in this Proxy Statement have contributed to our success.

Accordingly, we ask our shareholders to vote “FOR” the following resolution:

RESOLVED, that the shareholders of Zillow Group, Inc. approve, on a nonbinding, advisory basis, the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the 2020 Summary Compensation Table, and the other related tables and disclosures in the Proxy Statement for the 2021 Annual Meeting of Shareholders of Zillow Group, Inc.

PROPOSAL 4: Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of Named Executive Officers

The Board of Directors Recommends a Vote to Conduct Future Advisory Votes to Approve the Compensation of our Named Executive Officers Every Three Years.

Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote, on a nonbinding, advisory basis, for their preference on the frequency of future advisory votes to approve the compensation of our named executive officers as reflected in Proposal 3 above. Shareholders may indicate whether they prefer that we conduct future advisory votes to approve the compensation of our named executive officers every one, two, or three years. Shareholders may also abstain from casting a vote on this proposal.

The Board has determined that holding an advisory vote to approve the compensation of our named executive officers every three years is the most appropriate policy at this time, and recommends that future advisory votes to approve the compensation of our named executive officers occur every third year. We believe that holding this advisory vote every three years will provide us with appropriate feedback on compensation decisions for our named executive officers while also providing an appropriate time period to respond to the prior say-on-pay vote.

Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Although this advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers is nonbinding, the Board and the compensation committee will carefully review the voting results when determining the frequency of future advisory votes to approve the compensation of our named executive officers.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of April 5, 2021:

Name	Age	Position
Richard N. Barton	53	Co-Founder, Chief Executive Officer and Director
Lloyd D. Frink	56	Co-Founder, Executive Chairman, President and Director
David A. Beitel	51	Chief Technology Officer
Susan Daimler	43	President of Zillow
Stanley B. Humphries	53	Chief Analytics Officer
Aimee Johnson	52	Chief Marketing Officer
Bradley D. Owens	45	Senior Vice President, General Counsel and Corporate Secretary
Allen W. Parker	53	Chief Financial Officer
Arik Y. Prawer	55	President of Homes
Jennifer A. Rock	39	Chief Accounting Officer
Errol G. Samuelson	55	Chief Industry Development Officer
Dan Spaulding	44	Chief People Officer
Jeremy Wacksman	44	Chief Operating Officer
Executive Officers

The following section presents biographical information for Zillow Group’s executive officers. Unless otherwise noted, executive officer positions were held continuously with Zillow before the Trulia transaction in February 2015 and with Zillow Group after the Trulia transaction. For biographical information for Mr. Barton and Mr. Frink, please refer to the section entitled “Proposal 1: Election of Directors.”
David A. Beitel has served as Chief Technology Officer since February 2005. From 1999 to 2005, Mr. Beitel was at Expedia, Inc., where he held many leadership positions, including Chief Technology Officer from 2003 to 2005 and Vice President of Product Development from 1999 to 2003. From 1992 to 1999, Mr. Beitel held many leadership positions at Microsoft Corporation, including Development Lead in the handheld computing group and as a member of the original Expedia team. Mr. Beitel holds a B.S. and an M.E. in Computer Science, both from Cornell University.
Susan Daimler has served as President of Zillow since February 2021. Ms. Daimler previously served as Senior Vice President, Premier Agent, from September 2018 to February 2021, and General Manager of StreetEasy from October 2012 to September 2018. Ms. Daimler joined the Company in 2012 in connection with the Company's acquisition of Buyfolio, a co-shopping platform she co-founded. Ms. Daimler has served on the board of Pubmatic, Inc., an online advertising software and strategies company, since November 2020 and serves on the board of trustees for Johns Hopkins University. Ms. Daimler earned her B.A. in English from Johns Hopkins University.
Stanley B. Humphries has served as Chief Analytics Officer since August 2015. Since joining the Company in 2005, Dr. Humphries has held many leadership positions, including Vice President of Data and Analytics from December 2006 to April 2009 and Chief Economist from May 2009 to August 2015. Prior to joining Zillow, Dr. Humphries served as Group Manager of Customer Analytics at Expedia, Inc., from 2001 to 2005. Dr. Humphries earned his B.A. from Davidson College, a Master of Science in Foreign Service from Georgetown University, and a Ph.D. in Government from the University of Virginia.
Aimee Johnson has served as Chief Marketing Officer since October 2018. Prior to joining the Company, Ms. Johnson served as Senior Vice President of Marketing Programs and Digital Innovations for Starbucks Corporation, a premier roaster, marketer and retailer of specialty coffee, from July 2014 to October 2018 and as Vice President - Strategy, Loyalty, CRM, Analytics and E-commerce, from December 2011 to June 2014. Ms. Johnson holds a B.S. in Marketing and English from Virginia Polytechnic Institute and State University and an M.B.A. from The George Washington University.
Bradley D. Owens has served as General Counsel since September 2014 and Corporate Secretary since June 2018. Prior to joining the Company in January 2012 as corporate counsel, Mr. Owens was an attorney in private practice at Perkins Coie LLP from January 2007 to January 2012. Mr. Owens served as Special Counsel, U.S. Securities and Exchange Commission, Division

of Market Regulation from October 2002 to December 2006. Mr. Owens holds a B.S. in Economics from Vanderbilt University and a J.D. from The George Washington University Law School.
Allen W. Parker has served as Chief Financial Officer since November 2018. Prior to joining the Company, Mr. Parker held various leadership roles at Amazon.com, Inc., an e-commerce and cloud computing company, since 2005. Mr. Parker served as Vice President, Finance for Amazon Devices, Appstore and Amazon Pay from October 2011 to November 2018, and, prior to that time, as Vice President, Finance, for Worldwide Operations and Customer Service. Before joining Amazon, Mr. Parker held leadership positions at American Standard, a manufacturer of home fixtures, and General Electric Company, a global digital industrial company. Mr. Parker holds a B.S. in Accounting from the University of Oregon and a degree in International Business - Economics from Nyenrode Business University.
Arik Y. Prawer has served as President of Homes since December 2019. Mr. Prawer previously served as President, Homes Division and Co-Head of Zillow Offers from June 2018 to December 2019 and Chief Business Development Officer from February 2018 to June 2018. Prior to joining Zillow Group, Mr. Prawer served as Chief Integration Officer for Invitation Homes, a single-family rental owner and operator, from November 2017 to February 2018 and held several positions at Starwood Waypoint Homes (including its predecessors), a single-family residential real estate investment trust, from March 2012 to November 2017, including Chief Financial Officer, Co-President, and other positions regarding acquisitions, developing third-party affiliate partner relationships and capital markets activities. Before joining Starwood Waypoint Homes and its predecessors, Mr. Prawer spent 12 years at Credit Suisse Securities, LLC (including its predecessors), where he led the West Coast Real Estate investment banking practice focusing on capital formation and mergers and acquisitions for public and private real estate companies. Mr. Prawer received an M.B.A. from The University of Pennsylvania (Wharton) and a B.S.E. in Finance and a B.A. in History from the University of Pennsylvania.
Jennifer A. Rock has served as Chief Accounting Officer since October 2018. Ms. Rock previously served as Interim Chief Financial Officer from May 2018 until November 2018 and Interim Chief Accounting Officer from May 2018 until October 2018, Vice President, Financial Reporting, Technical Accounting, and Financial Planning and Analysis from March 2018 to May 2018, Vice President, Financial Reporting and Technical Accounting, from February 2017 to March 2018, and as Vice President, Financial Reporting and Compliance, from February 2015 to February 2017. Ms. Rock was the Senior Director of Financial Reporting from February 2014 to February 2015, Director of Financial Reporting from August 2012 to February 2014, Senior Manager of Financial Reporting from August 2011 to August 2012, and Manager of Financial Reporting from March 2011 to August 2011. Prior to joining Zillow, Ms. Rock was an audit manager at KPMG, a provider of audit, tax, and other advisory services. Ms. Rock holds a B.A. and Master of Accountancy from Gonzaga University.
Errol G. Samuelson has served as Chief Industry Development Officer since March 2014. Prior to joining Zillow, Mr. Samuelson held various positions with Move, Inc., an online real estate company, and its owned and operated companies, including Chief Strategy Officer of Move, Inc. from April 2013 to March 2014, President of realtor.com®, the real estate listing website of Move, Inc., from February 2007 to March 2014, Chief Revenue Officer of Move, Inc. from May 2009 until April 2013, and President of Top Producer, a software-as-a-service company of Move, Inc., from October 2003 to February 2007. Mr. Samuelson holds a B.A. Sc. in Electronics Engineering from Simon Fraser University.
Dan Spaulding has served as Chief People Officer since April 2016. Prior to joining the Company, Mr. Spaulding held leadership positions at Starbucks, Inc., a premier roaster, marketer and retailer of specialty coffee, including Vice President, US Stores and Retail Operations HR from January 2015 to April 2016 and Vice President, Global Corporate Functions HR, Starbucks from March 2014 to January 2015. Prior to Starbucks, Mr. Spaulding served in a variety of HR leadership positions for Life Technologies, a biotech company acquired by Thermo-Fisher Scientific in 2014. Mr. Spaulding began his career and held multiple roles in the U.S. and China with Dell Technologies Inc., an information technology company. Mr. Spaulding serves on the board of trustees for Knox College. Mr. Spaulding earned his B.A. in political science and history from Knox College and a Master of H.R. Labor and Industrial Relations from the University of Illinois.
Jeremy Wacksman has served as Chief Operating Officer since February 2021. Since joining the Company in 2009, Mr. Wacksman has held a number of leadership positions including President of Zillow from December 2019 to February 2021, President, Zillow Brand and Co-Head of Zillow Offers from June 2018 to December 2019, Chief Marketing Officer from July 2016 to June 2018, Chief Marketing Officer of Zillow from August 2015 to July 2016 and Vice President of Marketing and Product Management from 2009 to August 2015. Prior to joining Zillow, Mr. Wacksman led marketing and product management efforts for Xbox Live at Microsoft Corporation. Mr. Wacksman earned his B.S. in engineering from Purdue University and an M.B.A. from Northwestern University (Kellogg).

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, officers and beneficial holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.
To our knowledge, all of Zillow Group’s applicable directors, officers and beneficial holders of more than 10% of Zillow Group’s equity securities complied with all of the Section 16(a) reporting requirements applicable to them with respect to transactions during fiscal year 2020, except that David A. Beitel filed late Forms 4 to report a stock option exercise and sale transaction that occurred in July 2020 and a pro rata distribution of securities that occurred in September 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following tables present information about the ownership of our securities as of April 5, 2021 for:
•each person or entity who we know beneficially owns more than five percent of any class of our voting securities;
•each of our named executive officers as set forth in the Summary Compensation Table below;
•each of our directors; and
•all of our directors and executive officers as a group.
Unless otherwise noted, the address of each beneficial owner listed in the tables below is Zillow Group, Inc., 1301 Second Avenue, Floor 31, Seattle, Washington 98101.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated in the footnotes below, we believe, based on the information ascertainable to us from public filings or furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they own, subject to applicable community property laws.
The security ownership information is provided as of April 5, 2021, and, in the case of percentage ownership information, is based on (i) 61,335,992 shares of Class A common stock outstanding, (ii) 6,217,447 shares of Class B common stock outstanding and (iii) 179,769,286 shares of Class C capital stock outstanding, in each case, as of April 5, 2021. Class A common stock and Class B common stock are voting securities. Class C capital stock is non-voting, unless otherwise required by applicable law or our Amended and Restated Articles of Incorporation.
Class A common stock trades on The Nasdaq Global Select Market under the symbol “ZG,” and Class C capital stock trades on The Nasdaq Global Select Market under the symbol “Z.” Class B common stock is not listed.
Security Ownership of Certain Beneficial Owners
Due to its non-voting status, Class C capital stock is not included in the table below. Information with respect to officers and directors who hold more than five percent of any class of our voting securities is set forth below in “Security Ownership of Management.”

	Class A Common Stock		Class B Common Stock		% Total Voting Power
Name of Beneficial Owner	Shares	%	Shares	%
Caledonia (Private) Investments Pty Limited(1)	15,797,294	25.8	—	—	12.8
The Vanguard Group(2)	5,426,427	8.8	—	—	4.4
Morgan Stanley(3)	3,712,171	6.1	—	—	3.0
Baillie Gifford & Co. (4)	3,179,466	5.2	—	—	2.6
 ___________

(1)
Based upon a Schedule 13G/A filed with the SEC on February 16, 2021 by Caledonia (Private) Investments Pty Limited. The address of Caledonia (Private) Investments Pty Limited is Level 10, 131 Macquarie Street, Sydney, NSW, 2000, Australia.

(2)
Based upon a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group. The Schedule 13G/A reports that it has shared voting power over 56,662 shares of Class A common stock, sole dispositive power over 5,278,214 shares of Class A common stock and shared dispositive power over 148,213 shares of Class A common stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)
Based upon a Schedule 13G/A filed with the SEC on February 12, 2021 by Morgan Stanley and its wholly-owned subsidiaries, Morgan Stanley Investment Management Inc. and Morgan Stanley Asia Limited. The Schedule 13G/A reports that Morgan Stanley has shared voting power over 2,353,352 shares of Class A common stock and shared dispositive power over 3,712,171 shares of Class A common stock. Morgan Stanley Asia Limited has shared voting power over 1,759,551 shares of Class A common stock and shared dispositive power over 3,080,670 shares of Class A common stock. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

(4)
Based upon a Schedule 13G filed with the SEC on January 20, 2021. The Schedule 13G reports that it has sole voting power over 3,001,558 shares of Class A common stock and sole dispositive power over 3,179,466 shares of Class A common stock. The address of Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.

Security Ownership of Management
To compute the number of shares of Class A common stock and Class C capital stock beneficially owned by each officer and director and the percentage ownership of Class A common stock and Class C capital stock of that person, we deemed as outstanding shares of the same class of securities subject to options and other equity awards held by that person that are currently exercisable or become exercisable or vested within 60 days of April 5, 2021. We did not treat these shares as outstanding, however, for the purpose of computing the percentage ownership of Class A common stock or Class C capital stock of any other person. To compute the number of shares of Class A common stock held by each of Richard N. Barton and Lloyd D. Frink, we also included the number of shares of Class B common stock held by each of them as of April 5, 2021.

	Class A Common Stock		Class B Common Stock		Class C Capital Stock		% Total Voting Power (1)
Officers and Directors	Shares	%	Shares	%	Shares	%
Richard N. Barton	4,192,400(2)(3)	6.4	3,763,725	60.5	7,469,678(2)(4)	4.1	30.6
Allen W. Parker	—	*	—	—	514,176(2)(a)	*	*
Lloyd D. Frink	3,204,323(2)(5)	5	2,453,722	39.5	4,142,783(2)(6)	2.3	19.9
David A. Beitel	2,477(2)	*	—	—	490,789(2)(b)	*	*
Jeremy Wacksman	1,724(2)	*	—	—	511,834(2)(c)	*	*
Dawn Lyon	225(2)	*	—	—	70,887(2)	*	*
Erik Blachford	146,497(2)(7)	*	—	—	339,535(2)(7)	*	*
Amy C. Bohutinsky	31,250(2)	*	—	—	211,487(2)	*	*
Jay C. Hoag	516,531(2)(8)	*	—	—	5,918,975(2)(8)	3.3	*
Gregory B. Maffei	318,419(2)	*	—	—	705,425(2)	*	*
Gordon Stephenson	41,647(2)(9)	*	—	—	140,263(2)(9)	*	*
Claire Cormier Thielke	—	*	—	—	3,558(2)	*	*
April Underwood	—	*	—	—	43,765(2)	*	*
All executive officers and directors as a group (21 persons)	8,492,537(2)	12.5	6,217,447	100.0	21,476,963(2)	11.6	51.4
 ______________

*	Represents beneficial ownership or total voting power of less than 1%.
(1)	Percentage of total voting power represents voting power with respect to all outstanding shares of Class A common stock and Class B common stock, as a single group. Each holder of Class A common stock is entitled to one vote per share of Class A common stock and each holder of Class B common stock is entitled to 10 votes per share of Class B common stock. Holders of Class A common stock and Class B common stock will vote together as a single group on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law or our Amended and Restated Articles of Incorporation. Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis. Class C capital stock is non-voting and therefore is not included in this column.
(2)
Includes, as applicable, the following shares of Class A common stock and Class C capital stock subject to outstanding options that were exercisable as of April 5, 2021 or that become exercisable within 60 days thereafter or, as indicated below for Mr. Parker, Mr. Beitel and Mr. Wacksman, also includes shares issuable under restricted stock units that become vested within 60 days of April 5, 2021.

.

Officers and Directors	Class A Common Stock	Class C Capital Stock
Richard N. Barton	48,135	977,592
Allen W. Parker	—	483,894(a)
Lloyd D. Frink	91,885	1,037,508
David A. Beitel	2,385	471,999(b)
Jeremy Wacksman	1,256	503,118(c)
Dawn Lyon	—	70,437
Erik Blachford	3,145	78,263
Amy C. Bohutinsky	31,250	211,487
Jay C. Hoag	3,145	78,263
Gregory B. Maffei	3,145	78,263
Gordon Stephenson	3,145	78,263
Claire Cormier Thielke	—	3,558
April Underwood	—	43,765
All executive officers and directors as a group (21 persons)	193,269(d)	4,976,836(e)

(a)
Includes 476,095 shares of Class C capital stock subject to options exercisable on or within 60 days of April 5, 2021 and 7,799 shares of Class C capital stock issuable under restricted stock units that become vested within 60 days of April 5, 2021.

(b)
Includes 468,708 shares of Class C capital stock subject to options exercisable on or within 60 days of April 5, 2021 and 3,291 shares of Class C capital stock issuable under restricted stock units that become vested within 60 days of April 5, 2021.

(c)
Includes 500,683 shares of Class C capital stock subject to options exercisable on or within 60 days of April 5, 2021 and 2,435 shares of Class C capital stock issuable under restricted stock units that become vested within 60 days of April 5, 2021.

(d)	Includes 193,269 shares of Class A common stock subject to options exercisable on or within 60 days of April 5, 2021, for all current executive officers and directors.
(e)
Includes 4,929,845 shares of Class C capital stock subject to options exercisable on or within 60 days of April 5, 2021 and 46,991 shares of Class C capital stock issuable under restricted stock units and restricted units that become vested within 60 days of April 5, 2021, for all current executive officers and directors.

(3)
Includes 3,763,725 shares of Class B common stock, of which 339,880 are held by Barton Ventures II LLC (the “Barton LLC”), and 380,540 shares of Class A common stock, of which 220,004 are held by the Barton Descendants’ Trust dated December 30, 2004 (the “Barton Trust”) and 20,000 are held by The Barton Foundation. Mr. Barton has sole dispositive and voting power over the shares of Class B common stock held by the Barton LLC and shared dispositive and voting power over the shares of Class A common stock held by The Barton Foundation. Mr. Barton has investment power over the shares of Class A common stock held by the Barton Trust, but cannot receive proceeds from the sale of the shares. Mr. Barton does not have voting power over the shares of Class A common stock held by the Barton Trust and therefore those shares have been excluded from the calculation of percentage of total voting power.

(4)
Includes 6,492,086 shares of Class C capital stock, of which 450,000 are held by the Barton LLC, 442,086 are held by the Barton Trust and 300,000 are held by The Barton Foundation. Mr. Barton has shared dispositive power over the shares of Class C capital stock held by the Barton Foundation. Mr. Barton has investment power over the shares of Class C capital stock held by the Barton LLC. Mr. Barton has investment power over the shares of Class C capital stock held by the Barton Trust, but cannot receive proceeds from the sale of the shares.

(5)
Includes 2,453,722 shares of Class B common stock held directly by Mr. Frink and 658,134 shares of Class A common stock held by the Frink Descendants’ Trust dated December 30, 2004 (the “Frink Trust”). Mr. Frink has investment power over the shares of Class A common stock held by the Frink Trust but cannot receive proceeds from the sale of the shares. Mr. Frink does not have voting power over the shares of Class A common stock held by the Frink Trust and therefore those shares have been excluded from the calculation of percentage of total voting power.

(6)
Includes 797,765 shares of Class C capital stock held by the Frink Trust. Mr. Frink has investment power over the shares of Class C capital stock held by the Frink Trust but cannot receive proceeds from the sale of the shares.

(7)	Includes 140,210 shares of Class A common stock and 254,988 shares of Class C capital stock held by the Blachford - Mohit Family Trust.
(8)
Includes 384,337 shares of Class A common stock held directly by Mariner Investor II, L.P., 2,735,000 shares of Class C capital stock held directly by Mariner Investor II, L.P., 70,768 shares of Class A common stock held directly by TCV Mariner Investor IX, L.P., 19,968 shares of Class A common stock held directly by TCV Mariner Investor IX (A), L.P., 3,780 shares of Class A common stock held directly by TCV Mariner Investor IX (B), L.P., 5,484 shares of Class A common stock held directly by TCV Mariner Investor IX (MF), L.P., 2,157,155 shares of Class C capital stock held directly by TCV Mariner Investor IX, L.P., 608,672 shares of Class C capital stock held directly by TCV Mariner Investor IX (A), L.P., 115,208 shares of Class C capital stock held directly by TCV Mariner Investor IX (B), L.P., 166,579 shares of Class C capital stock held directly by TCV Mariner Investor IX (MF), L.P., 29,049 shares of Class A common stock held directly by the Hoag Family Trust U/A 8/2/94, and 58,098 shares of Class C capital stock held by the Hoag Family Trust U/A 8/2/94.

Mr. Hoag and five other individuals are Class A Directors of Technology Crossover Management VIII, Ltd. (“Management VIII”) and limited partners of Technology Crossover Management VIII, L.P. (“TCM VIII”). Management VIII is the sole general partner of TCM VIII, which in turn is the sole general partner of TCV VIII, L.P., which in turn is the sole member of Mariner Investor GP II, LLC, which in turn is the sole general partner of Mariner Investor II, L.P. The Class A Directors of Management VIII and TCM VIII may be deemed to beneficially own the shares held by Mariner Investor II, L.P. but disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The shares held by Mariner Investor II, L.P. are also pledged as collateral for a third-party debt facility.
Mr. Hoag and three other individuals are Class A Directors of Technology Crossover Management IX, Ltd. (“Management IX”) and limited partners of Technology Crossover Management IX, L.P. (“TCM IX”). Management IX is the sole general partner of TCM IX, which in turn is the sole general partner of TCV IX, L.P., which in turn is the sole member of Mariner Investor IX, LLC, which in turn is the sole general partner of TCV Mariner Investor IX (MF), L.P., TCV Mariner Investor IX, L.P., TCV Mariner Investor IX (A), L.P., and TCV Mariner Investor IX (B), L.P. (collectively, the “Mariner IX Funds”). The Class A Directors of Management IX and TCM IX may be deemed to beneficially own the shares held by the Mariner IX Funds but disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
Mr. Hoag has the sole power to dispose and direct the disposition of the options and any shares issuable upon exercise of the options, and the sole power to direct the vote of the shares of common stock to be received upon exercise of the options. However, with respect to 58,930 of the options, Mr. Hoag has transferred to TCV VIII Management, L.L.C. (“TCV VIII Management”) 100% of the pecuniary interest in such options and any shares to be issued upon exercise of such options. Mr. Hoag is a member of TCV VIII management but disclaims beneficial ownership of such options and any shares to be received upon exercise of such options except to the extent of his pecuniary interest therein.
Mr. Hoag is a trustee of the Hoag Family Trust and may be deemed to have the sole power to dispose or direct the disposition of the shares held by the Hoag Family Trust. Mr. Hoag disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(9)	Includes 25,502 shares of Class A common stock and 40,000 shares of Class C capital stock held by the Stephenson Family LLC.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction
This Compensation Discussion and Analysis provides information about the compensation for the following current and former executive officers in 2020, including an analysis of the overall objectives of our compensation program and each element of compensation provided.
For 2020, our named executive officers were:
•Richard N. Barton, Co-Founder, Chief Executive Officer and Director
•Allen W. Parker, Chief Financial Officer
•Lloyd D. Frink, Co-Founder, Executive Chairman, President and Director
•David A. Beitel, Chief Technology Officer
•Jeremy Wacksman, Chief Operating Officer (since February 19, 2021) and Former President of Zillow (December 12, 2019 - February 19, 2021)
•Dawn Lyon, Former Chief Corporate Relations Officer (through December 8, 2020)
Compensation Philosophy and Objectives
We believe our success largely depends on our ability to attract, retain and motivate talented employees to operate our Company in a dynamic and changing market. We compete with many other companies to attract and retain a skilled executive management team. To meet this challenge, the objectives of our compensation program are to:
•attract qualified and experienced executive officers who will enable us to achieve our business objectives;
•retain and motivate our executive officers to achieve superior performance;
•reward performance; and
•align the interests of our executive officers with those of our shareholders by motivating our executive officers to increase shareholder value.
Company Performance Highlights
Significant performance milestones for 2020 include the following:
•in response to the COVID-19 pandemic, we took various actions to support our customers and partners throughout the pandemic, including implementing a variety of relief initiatives to help them navigate their financial challenges. For example, effective March 23, 2020, we began offering Premier Agent advertisers who participate in our market-based pricing program a 50% discount on their subsequent monthly bill. This discount also applied to any new bookings through April 22, 2020. Additionally, we provided additional targeted market-based discounts and temporary discounts on certain of our other IMT and Mortgage marketplace products throughout the second quarter, and in limited cases during the third quarter of 2020;
•in March 2020, we announced that Zillow Offers would temporarily pause home buying in all markets in response to local public health orders and to help protect the safety and health of our employees, customers and partners. Where able, we continued to make updates to list and sell homes in inventory. By early August 2020, we had resumed home buying in all paused Zillow Offers markets with enhanced health and safety protocols and increased usage of virtual technology;
•in May 2020, we raised net proceeds of approximately $553.3 million and $411.5 million, respectively, through the issuance of $565.0 million aggregate principal amount of convertible senior notes due in 2025 and 8,800,000 shares of Class C capital stock, after deducting underwriting discounts and commissions and offering expenses payable by the Company;
•in July 2020, we announced that most employees would have the flexibility to work from home as an ongoing option, at least part-time, allowing them the ability to work where they are most productive, whether that is in the office, their home, or a combination of both;
•in September 2020, we announced that beginning in January 2021, customers in certain markets who sell homes through Zillow Offers will work directly with trusted, licensed employees of Zillow Homes, a licensed brokerage entity. Zillow-owned homes in these markets are listed for sale by licensed Zillow Homes employees. We expect to expand these services to additional Zillow Offers markets later in 2021;
•in September 2020, we also announced that Zillow is simplifying the way it collects listing data, moving from thousands of disparate data feeds to MLS Internet Data Exchange (IDX) feeds, which are offered directly through MLSs to their members. These direct listing feeds enable Zillow to provide more up-to-date and comprehensive listing information;
•in 2020, Homes segment revenue grew to $1,715.4 million for the year ended December 31, 2020, due to the sale of 5,337 homes through our Zillow Offers business, which began selling homes in July of 2018. As of December 31, 2020, Zillow Offers and Zillow Closing Services were operating in 25 metropolitan areas;
•in 2020, revenue in the Internet, Media, and Technology segment ("IMT") grew to $1,450.2 million for the year ended December 31, 2020, due in part to the solid performance of our Premier Agent business which contributed revenue of $1,047.0 million during the same period; and
•in 2020, Mortgages segment revenue increased to $174.2 million for the year ended December 31, 2020, primarily due to the growth of our Zillow Home Loans business.
How We Set Executive Compensation
The compensation committee of our Board is generally responsible for setting our overall executive compensation strategy and for making decisions relating to executive compensation. This includes establishing and annually reviewing the compensation of our executive officers and overseeing our equity plans to ensure that our total compensation program is reasonable and competitive. Our executive compensation program is primarily comprised of base salaries, equity compensation, and health and welfare benefits generally consistent with those provided to our other salaried employees. During 2020, the compensation committee also adopted the Zillow Group, Inc. Executive Severance Plan and Summary Plan Description to promote consistency of severance in the event of certain qualifying terminations of employment by executive officers. The Severance Plan is described below under "Executive Severance Plan."
In setting 2020 executive compensation, our compensation committee generally relied on its collective experience and knowledge, its past practices, our overall performance, input from our Chief Executive Officer, Mr. Barton, Executive Chairman, Mr. Frink, and recommendations from our Chief People Officer, Mr. Spaulding, and other considerations it deemed relevant. For 2020, Mr. Barton, Mr. Frink, and Mr. Spaulding recommended to the compensation committee base salary adjustments and the sizes of equity awards for our executive officers (other than for themselves) and advised the compensation committee regarding our compensation program’s ability to attract, retain and motivate executive talent. Their recommendations reflected compensation levels that they believed were commensurate with an executive officer’s individual qualifications, experience, level of responsibility, knowledge, skills and individual performance, as well as our resources and performance.
Additionally, for 2020 executive compensation, the compensation committee engaged Compensia to recommend a peer group for the purpose of conducting a market analysis of the total compensation of our executive officers and to provide recommendations for the compensation committee’s consideration with respect to the salary and equity compensation of our executive officers. Compensia provided total direct compensation analysis reports for our executive officers derived from publicly available information and survey data taken from a number of selected peer companies. The peer companies selected were identified among companies operating in the real estate and/or mobile and Internet industries. The data provided included, among other items, 75th, 60th, 50th and 25th percentile base salary, long-term equity incentive levels and target total direct compensation levels for executive officers of the peer group. In using the data in 2020, consistent with its use in 2019, the compensation committee did not target the foregoing elements of compensation to any specific percentiles identified in the peer company data but rather used the data as a preliminary comparison point for context and as one factor among many in determining 2020 base salary adjustments and equity awards. In addition to the Compensia 2019 report, the compensation committee considered market survey information available through Comptryx and Radford and data from the proxy statements of peer companies as reference points for 2020 executive compensation decisions.

The peer group for which Compensia provided data in 2019 that was reviewed by the compensation committee in connection with determining our executive officers’ 2020 base salaries and equity award sizes consisted of the following companies:

CoStar Group, Inc.	ServiceNow, Inc.

Expedia, Inc.	Splunk Inc.

FireEye, Inc.	SS&C Technologies Holdings, Inc.

Fortinet, Inc.	Take-Two Interactive Software, Inc.

GrubHub, Inc.	TripAdvisor, Inc.

IAC/InterActiveCorp	Tyler Technologies, Inc.

Invitation Homes Inc.	Verisign, Inc.

j2 Global, Inc.	Workday, Inc.

Match Group	Yelp Inc.

Redfin Corporation	Zynga Inc.

To help ensure continued appropriateness of the peer group, one new peer company was added to last year's list (Invitation Homes Inc.) to further align with our industry and financial performance and position.

Consideration of the Say-on-Pay Vote

We held a non-binding, advisory vote to approve the compensation of our named executive officers, commonly referred to as the "say-on-pay" vote, at our 2018 Annual Meeting of Shareholders, as required by Section 14A of the Exchange Act. Our advisory resolution to approve the compensation of our named executive officers received substantial majority support from shareholders with approximately 93% "For" votes. We take this result as support that our executive compensation program and practices are reasonable and well-aligned with shareholder expectations. Nevertheless, we review our overall approach to executive compensation periodically and we expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve as will our process for establishing executive compensation. In the future, for example, we will continue to formally assess our overall executive compensation program against that of comparable companies, including through the broader use of market compensation data. We intend to continue to hold an advisory vote on the compensation of our named executive officers every third year, including this year. We are and will remain committed to being responsive to shareholder feedback, and the results of our say-on-pay votes will help inform the compensation committee's discussions about the executive compensation program. We are conducting another say-on-pay vote at this year's Annual Meeting. Proposals 3 and 4 contain information about the say-on-pay and say-on-pay frequency advisory votes being conducted at this year's Annual Meeting.

Elements of Executive Compensation
For 2020, our executive compensation program primarily included base salaries, and equity compensation in the form of stock options, restricted stock units, and restricted units. Historically, including for 2020, compensation decisions for our executive officers have been highly individualized and based on a variety of factors. In particular, we have emphasized the use of equity to incentivize our executive officers to focus on our growth and create long-term shareholder value. To date, the compensation committee has not adopted any formal or informal policies for allocating compensation between long-term and short-term compensation or between cash and equity compensation.
Base Salaries. Base salaries provide our executive officers with a fixed amount of consistent compensation and, in conjunction with equity awards, are a significant motivating factor in attracting and retaining our executive officers. We have designed base salaries to be competitive while also seeking to manage our cash resources.
When an executive officer is first hired, base salary is generally initially established through individual negotiations between us and the executive officer, taking into account subjective judgments as to the executive officer’s qualifications, experience, job duties and responsibilities, prior salary and internal pay equity comparisons.

The compensation committee annually reviews the base salaries of our executive officers. Adjustments to salaries generally become effective following completion of our annual performance review process in the first quarter of each year. This process generally includes a comprehensive self-performance review by employees as well as manager, direct report, and peer reviews. Adjustments to base salaries also may occur at other times in the year for promotions or performance.
In January 2020, the compensation committee approved adjusted annual base salaries for each of our named executive officers, with adjustments effective as of February 9, 2020. The salary adjustments were primarily based on a subjective evaluation of each officer's performance, both historical and anticipated, review of comparative market data, internal pay equity among our executive officers, and the other factors described above. In approving salary adjustments for 2020, the compensation committee also considered the additional demands placed on each of the named executive officers as a result of navigating the challenges of COVID-19 for the business and of the Company's continued and expected growth during 2019 and 2020, including growth in the number of employees and portions of the business each officer was responsible for overseeing. Overall, salary increases reflected levels that the compensation committee believed were commensurate with the responsibilities and performance of each named executive officer.
The following table provides information about 2020 base salary adjustments.

Name	December 2019 Base Salary ($)	Total 2020 Base Salary Increase ($)	Total 2020 Base Salary ($)	% Increase over 2019 Base Salary
Richard N. Barton	540,000	110,430	650,430	20.45%
Allen W. Parker	540,000	60,750	600,750	11.25%
Lloyd D. Frink	540,000	60,750	600,750	11.25%
David A. Beitel	540,000	60,750	600,750	11.25%
Jeremy Wacksman	540,000	60,750	600,750	11.25%
Dawn Lyon	420,000	42,000	462,000	10.00%

Incentive Cash Bonuses. We have not established a formal cash incentive program for our executive officers. Instead we have relied primarily on the long-term incentive value of stock-based compensation.
Equity-Based Compensation. Since our inception, equity-based compensation, particularly in the form of stock options, has been an integral component of our compensation program for all of our employees in order to retain and recognize their efforts on behalf of the Company. Since 2015, all equity awards granted under the Company's equity compensation plans have been granted for Class C capital stock rather than Class A common stock.
In March 2016, the Company established an equity choice program pursuant to which all employees, including our named executive officers, may choose whether to receive their equity awards in stock options, restricted stock units or a combination of the two. For 2020, the equity choice program provides that individuals who elect stock options will be granted an option for three shares that would otherwise be subject to a restricted stock unit.
Our Board and our compensation committee believe that stock options and restricted stock units have played and continue to play a significant role in our ability to attract, motivate and incentivize the executive talent necessary to accomplish our business objectives. We believe that stock options and restricted stock units also provide our employees with a significant long-term interest in our success by rewarding the creation of shareholder value, as the value of stock options and restricted stock units are both positively impacted by appreciation in the price of the Company’s stock following their grant.
We do not apply a formula to determine the size of individual stock option grants and other equity awards granted to our named executive officers. Instead, our compensation committee generally determines the size or value of individual grants using its collective business judgment and experience, taking into account, among other factors, the role and responsibility of the individual executive officer, the competitive market for the executive officer’s position, the size and value of existing equity awards and a subjective evaluation of individual performance and prior contributions to us. Based upon these factors, the compensation committee sets the size of each equity award at a level it considers appropriate to create a meaningful incentive. No specific weight is given to any one of the foregoing factors, although larger awards are typically granted to executive officers with duties and responsibilities that are more likely to have a larger impact on the creation of long-term shareholder value.

As discussed above, the compensation committee considered compensation data from peer companies as a reference point and as one factor among many in connection with the equity grants to our executive officers in 2020. In the future, the compensation committee may continue to consider competitive market data as a tool to determine equity award grant amounts for our executive officers.
Our executive officers generally receive an initial equity award in connection with their commencement of employment. Following each annual performance review, we typically grant additional equity awards to our employees, including our named executive officers, in the first quarter of the year. The compensation committee may grant additional equity awards from time to time to retain executive officers and reward them for promotions or performance and to stay competitive with our peer group.
Stock options granted to our executive officers generally have a ten-year term and vest over a four-year period in accordance with the Company’s predetermined quarterly vesting schedule, subject to the executive officer’s continued employment. We grant stock options with an exercise price equal to the closing price of the Class C capital stock on The Nasdaq Global Select Market on the grant date. Restricted stock units also vest based on continued employment with us, generally over at least four years, thereby encouraging the retention of our executive officers. New hire grants typically vest 25% after one year and thereafter in quarterly installments while annual and promotion grants typically vest quarterly over four years.
In March 2020, each of the following named executive officers received either a stock option grant or a combination of a stock option grant and restricted stock unit grant following our annual performance review process for the number of shares of Class C capital stock set forth below. The type or types of equity awards granted reflects the named executive officer’s election under our equity choice program.

Name	Stock Option (# shares)	Restricted Stock Units (# shares)
Richard N. Barton	375,000	—
Allen W. Parker	225,000	—
Lloyd D. Frink	300,000	—
David A. Beitel	112,500	37,500
Jeremy Wacksman	300,000	—
Dawn Lyon	150,000	—
The foregoing grant size reflected the compensation committee’s assessment of grant sizes it felt appropriate to recognize each executive officer's level of responsibilities and contributions during the past year and to retain and incentivize them for the future. Additional information about the grants to the named executive officers is contained below in the “2020 Grants of Plan-Based Awards Table.”
Other Benefits. Our named executive officers receive health and welfare benefits under the same broad-based benefit plans as our other salaried employees. These benefits include medical, dental and vision benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance, basic life insurance, and eligibility to participate in our 401(k) Plan. In 2020, we established a donation match program that matches any employee donation to a qualifying non-profit organization up to $100, dollar-for-dollar. Additionally, the Company reimbursed Ms. Lyon for certain relocation expenses in connection with her relocation to Seattle, Washington where the Company is headquartered and provided her with a cash bonus to offset taxes incurred with the foregoing benefit, the amounts of which are disclosed below in the 2020 Summary Compensation Table. We do not view perquisites or other personal benefits as a significant component of our executive compensation program.
We generally do not provide perquisites to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient, effective and available for Company business, for recruitment or retention purposes, or to be consistent with benefits provided to other full-time employees. During 2020, certain of our named executive officers received parking, the aggregate value of which was less than $1,000 for each named executive officer. In addition, we maintain fractional ownership interests in aircraft, which provide the Company with a certain number of yearly flight hours per airplane that are intended primarily for business travel. During 2020, the COVID-19 pandemic resulted in a significant decrease in such travel and the Company permitted certain executive officers to use the available aircraft hours for personal travel. Prior to any personal use, executive officers were required to agree to reimburse the Company for all aggregate incremental costs incurred in connection with the flights. The aggregate incremental costs were based on the cost to us of the particular flights, including the applicable hourly rate for the aircraft and any variable costs of the flights, such as fuel costs, catering, ground transportation and related taxes. The amount reimbursed excluded fixed costs that do not change based on actual usage, such as the monthly management fee.

No amounts are reported in the Summary Compensation Table for this aircraft use by any executive officers since amounts were fully reimbursed to us by the executive officers who used the aircraft.
Employment and Separation Agreements.
We have entered into an employment agreement with Mr. Parker in order to assist in the retention of his services and to help him maintain his focus and dedication to his responsibilities to maximize shareholder value in the event of a transaction that could result in a change of control of the Company. During 2020, we also entered into an executive departure agreement with Ms. Lyon in connection with her departure from the Company.
As a condition to receiving any severance payments or benefits under the foregoing agreements, the executive officer must execute, and not revoke, a general release and waiver of claims against us in a form satisfactory to us. The executive officer also must continue to comply with the terms of his or her Proprietary Rights Agreement or Confidential Information, Inventions, Nonsolicitation and Noncompetition Agreement or other applicable agreement (the "Confidentiality Agreement").
We do not provide any tax gross-ups to cover personal income taxes that may apply to any severance or change-of-control benefits under the foregoing agreements.

Employment Agreement with Mr. Parker. We entered into an employment agreement with Mr. Parker as of November 6, 2018, in connection with his commencement of employment with us on November 16, 2018. The employment agreement was subsequently amended and restated as of November 13, 2018, solely to adjust the allocation of the number of shares underlying Mr. Parker’s initial equity awards and the formula related thereto. The employment agreement provides that Mr. Parker's employment with us is "at will". The employment agreement and the employment of Mr. Parker terminate automatically upon his death or total disability.
Pursuant to his employment agreement, Mr. Parker received an initial base salary of $540,000, subject to periodic review. He also received a signing bonus of $1,500,000 payable in two equal installments, the first within 30 days of commencement of employment and the second within 30 days of January 1, 2019.
In the event of Mr. Parker’s termination of employment by us without cause (as defined in the employment agreement) or by Mr. Parker for good reason (as defined in the employment agreement), including such a termination in connection with or within 18 months after a change of control (as defined in the employment agreement), he is eligible to receive the following severance benefits, subject to a general release and waiver of claims against the Company and continued compliance with his obligations under his Confidentiality Agreement with the Company:
•severance pay equal to six months of salary, generally payable in the form of salary continuation following the date of termination;
•COBRA continuation coverage for up to six months following termination (or until such earlier time as Mr. Parker becomes covered by the medical plan of another employer);
•12 months’ accelerated vesting of unvested stock options and any other outstanding equity awards that vest based on continued service, except that, in the event of a qualifying termination in connection with or within 18 months after a change of control, 50% of the unvested portions of such outstanding equity awards will accelerate in vesting;
•an extension of time to exercise outstanding stock options until the earlier of (a) one year following termination and (b) the latest date upon which such stock options would have expired by their original terms under any circumstances; and
•earned but unpaid salary and accrued vacation pay otherwise payable under our standard policy.

If any payments or benefits payable under the employment agreement will be subject to an excise tax under Code Section 4999, we will pay to Mr. Parker either (a) the full amount of such payments or benefits or (b) the full amount reduced by the minimum amount necessary to prevent any portion from being an excess parachute payment within the meaning of Code Section 280G, whichever results, on an after-tax basis, in the greater amount payable to him.

Executive Departure Agreement with Ms. Lyon
We entered into an Executive Departure Agreement and Release (“Lyon Departure Agreement”), effective as of December 31, 2020, in connection with Ms. Lyon’s separation of employment with us. Following Ms. Lyon’s cessation of service as an executive officer, she continued as an employee until January 8, 2021. Pursuant to the Lyon Departure Agreement, Ms. Lyon was eligible to receive the following payments and benefits upon her departure from the Company: (a) six months of salary continuation; (b) 12 months’ COBRA continuation coverage; (c) 12 months’ accelerated vesting of unvested stock options and

(d) an extension of time to exercise vested stock options until the earlier (i) 18 months following her departure and (ii) the latest date upon which such stock options would have expired by their original terms under any circumstances.
Executive Severance Plan
On September 17, 2020, the compensation committee of the Board of Zillow Group approved and adopted the Zillow Group, Inc. Executive Severance Plan and Summary Plan Description (the “Severance Plan”) for employees of Zillow Group and its wholly-owned subsidiaries at the level of Vice President and above, including Zillow Group’s executive officers.

The Severance Plan provides for the payment of severance and other benefits to eligible employees in the event of a termination of employment by Zillow Group or a wholly-owned subsidiary (other than for death, disability or cause) or by the employee for good reason (each an “Involuntary Termination,” with the terms “disability,” “cause” and “good reason” defined in the Severance Plan). In the event of an Involuntary Termination and subject to the employee’s execution and non-revocation of a separation and release of claims agreement, the Severance Plan provides the following payments and benefits to the executive officers:

• Continued payment of base salary for six months after the date of the employee’s Involuntary Termination;

• Payment of amounts equal to the monthly COBRA premium the employee would otherwise be required to pay for such coverage for six months after the date of the employee’s Involuntary Termination;

• Accelerated vesting of equity awards that vest solely based on continued service by an additional twelve months, except that such equity awards will become fully vested in connection with an Involuntary Termination that occurs on or following a Company Transaction (as defined in the Severance Plan); and

• An extension of time to exercise vested stock options until the earlier of (i) twenty-four months after the date of an Involuntary Termination for the Chief Executive Officer and eighteen months for all other employees having a title that starts with “Chief” or “President” and (ii) the expiration date of the original maximum term of the option.

If an eligible employee is entitled to any severance, change in control or similar benefits outside the Severance Plan, benefits under the Severance Plan will be reduced by the corresponding value of such benefits. If an eligible employee is entitled to receive severance, change in control or similar benefits outside the Severance Plan that are more advantageous to the employee than under the Severance Plan, the employee will continue to be entitled to such benefits.

The Severance Plan does not provide for any gross-up payments to offset excise taxes that may be imposed by Code Section 4999 on excess parachute payments within the meaning of Code Section 280G. If any payments or benefits payable under the Severance Plan or otherwise would be subject to an excise tax, Zillow Group will pay to the employee either (a) the full amount of such payments or benefits or (b) the full amount reduced by the minimum amount necessary to prevent any portion from being an excess parachute payment, whichever results, on an after-tax basis, in the greater amount payable to the employee.
Recovery Policy; Risk Assessment of Compensation Programs
We do not have a formal compensation recovery policy, but the compensation committee reserves the discretion to require that certain compensation payable to our executive officers be subject to recoupment in the event of misconduct. We are also subject to the clawback provisions for the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002, which provide that those executives must reimburse the Company for any bonus or other incentive-based or equity-based compensation received during the 12-month period following the preparation of an accounting restatement as a result of misconduct. The Board or the compensation committee will adopt a formal clawback policy no later than when the final rules relating to such policies become effective pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and require such a policy to be in effect. The compensation committee will continue to impose clawback provisions in individual arrangements as it determines appropriate and has reserved the discretion under the Inducement Plan and the 2020 Incentive Plan to require recoupment of awards granted thereunder pursuant to the terms of any compensatory recovery policy that we implement.

The compensation committee does not believe that our incentive compensation programs described above contain incentives for our named executive officers or other employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company, particularly in light of the compensation committee’s historical emphasis on equity vehicles, such as stock options and restricted stock units, which it believes reward sustained long-term performance that is aligned with our shareholders’ interests.

Stock Ownership Guidelines
All of our executive officers hold either shares and/or stock-based equity awards, which we believe help align their interests with those of our shareholders. As a result, at this time, our Board has not adopted formal stock ownership guidelines for the named executive officers, although it may consider doing so in the future.
Hedging and Pledging Policy
We have established an insider trading compliance policy that applies to all our directors, executive officers, employees and consultants (the "Insider Trading Policy"). The Insider Trading Policy prohibits short sales and strongly discourages and requires pre-approval from the General Counsel of, among other actions, any hedging of stock ownership positions or similar monetization transactions, such as zero cost collars, prepaid variable forward sale contracts, equity swaps and exchange funds. Any person seeking such approval must provide a justification for the transaction. The Insider Trading Policy further prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan. A limited exception applies if an individual seeking to pledge Company securities as collateral for a loan (not including margin debt) can clearly demonstrate to the Company the financial capacity to repay the loan without resort to the pledged securities.
Tax Treatment of Compensation
Code Section 162(m) generally disallows a tax deduction to a public corporation for annual compensation in excess of $1 million paid to its principal executive officer and certain other executive officers. For taxable years beginning after December 31, 2017, the exception from Code Section 162(m)’s deduction limit for “performance-based” compensation has been repealed, unless the compensation qualifies for transition relief available for certain written arrangements in effect as of November 2, 2017 and not materially modified thereafter. While stock options granted to our executive officers prior to November 2, 2017 are intended to qualify for the performance-based exemption, due to uncertainties surrounding the application of Code Section 162(m), including under the transition relief, no assurance can be given that such compensation will in fact so qualify.
The compensation committee has not adopted a policy that all compensation must be tax-deductible and qualified under Code Section 162(m). In order to maintain the ongoing flexibility of our compensation programs, including to attract, retain and motivate employees critical for our success, the compensation committee continues to have the discretion and flexibility to approve compensation that exceeds the $1 million limit.

COMPENSATION COMMITTEE REPORT

The compensation committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussions, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Members of the compensation committee:
Jay C. Hoag (Chair)
Erik Blachford
April Underwood

2020 COMPENSATION TABLES
2020 Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers for 2020 and, where applicable, 2019 and 2018. Positions listed below are those held by the named executive officers at Zillow Group as of December 31, 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)		Total ($)
Richard N. Barton	2020	636,626	—	—	7,798,200		—	11,400		8,446,226
Chief Executive Officer	2019	526,298	—	—	3,951,166		—	11,200		4,488,664
	2018	425,077	—	—	3,819,839		—	18,285		4,263,201
Allen W. Parker	2020	593,156	—	—	4,678,920		—	11,547		5,283,623
Chief Financial Officer	2019	540,000	750,000	—	4,748,727		—	14,724		6,053,451
	2018	57,273	750,000	4,385,947	5,503,421		—	11,150		10,707,791
Lloyd D. Frink	2020	593,156	—	—	6,238,560		—	11,400		6,843,116
Executive Chairman and President	2019	540,000	—	—	3,951,166		—	11,200		4,502,366
	2018	533,340	—	—	3,819,839		—	18,285		4,371,464
David A. Beitel	2020	593,156	—	1,850,625	2,339,460		—	11,500		4,794,741
Chief Technology Officer	2019	540,000	—	—	4,748,727		—	11,200		5,299,927
	2018	533,340	—	818,691	2,864,879		—	18,285		4,235,195
Jeremy Wacksman	2020	593,156	—	—	6,238,560		—	12,068		6,843,784
President of Zillow	2019	532,500	—	1,572,143	2,773,143		—	18,445		4,896,231
	2018	474,375	—	—	3,819,839		—	11,250		4,305,464
Dawn Lyon (5)	2020	476,000	—	—	4,465,992	(6)	—	427,143	(7)	5,369,135
Former Chief Corporate Relations Officer

 _____________

(1)	Amounts reflect base salary adjustments that became effective in February 2020.
(2)	Amounts reflect aggregate grant date fair value of restricted stock units, computed in accordance with FASB ASC Topic 718. The valuations of the restricted stock units are based on the closing market price of our Class C capital stock on the grant date.
(3)	Amounts reflect aggregate grant date fair value of the option awards granted, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 17, “Share-Based Awards,” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. Footnote 6 describes additional amounts for Dawn Lyon.
(4)
Amounts include matching contributions of $11,400 made by the Company under the Zillow Group 401(k) plan for all named executive officers. Additional amounts include paid parking for Mr. Parker, Mr. Wacksman and Ms. Lyon and matching charitable donations made by the Company on behalf of Mr. Parker, Mr. Beitel and Ms. Lyon.

(5)	Ms. Lyon ceased being our Chief Corporate Relations Officer in December 2020 and remained an employee until January 8, 2021.
(6)	Amount includes $1,346,712, which is the incremental fair value, computed in accordance with FASB ASC Topic 718, for the modifications to stock options held by Ms. Lyon in connection with her separation.
(7)	In addition to the amounts identified in Footnote 4, amount includes $125,000 and an approximate tax gross-up amount of $44,201 paid to Ms. Lyon in connection with relocation fees in 2020. Also includes the following amounts payable to Ms. Lyon in connection with the Lyon Departure Agreement: (i) severance payments in the amount of $231,000; and (ii) twelve-months’ COBRA continuation coverage of $15,395.

2020 Grants of Plan-Based Awards Table
The following table provides information regarding plan-based awards granted to our named executive officers during 2020.

Name	Grant Date	Title of Security	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Richard N. Barton	03/06/2020	Class C Capital	—	375,000	49.35	7,798,200
Allen W. Parker	03/06/2020	Class C Capital	—	225,000	49.35	4,678,920
Lloyd D. Frink	03/06/2020	Class C Capital	—	300,000	49.35	6,238,560
David A. Beitel	03/06/2020	Class C Capital	—	112,500	49.35	2,339,460
	03/06/2020	Class C Capital	37,500	—	—	1,850,625
Jeremy Wacksman	03/06/2020	Class C Capital	—	300,000	49.35	6,238,560
Dawn Lyon	03/06/2020	Class C Capital	—	150,000	49.35	4,465,992	(4)

______________

(1)	Represents restricted stock units that vest over four years, with 1/16th of the total number of shares subject to the restricted stock units vesting on May 13, 2020 and an additional 1/16th vesting approximately each three months thereafter until the restricted stock units are fully vested. Vesting is subject to continued service.
(2)	Represents stock option awards that vest over four years, with 1/16th of the total number of shares subject to the option vesting on May 13, 2020 and an additional 1/16th vesting approximately each three months thereafter until the option is fully vested. Vesting is subject to continued service.
(3)	Amounts reflect aggregate grant date fair value of the stock option awards and restricted stock units granted during 2020, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 17, "Share-Based Awards" to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. For the restricted stock units granted to Mr. Beitel, this value is based on the closing market price of our Class C capital stock on the grant date.
(4)	Amount also includes $1,346,712 which is the incremental fair value, computed in accordance with FASB Topic 718, of the modifications to stock option awards held by Ms. Lyon in connection with the Lyon Departure Agreement.

2020 Outstanding Equity Awards at Fiscal Year-End Table
The following table provides certain information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2020.

Name			Option Awards					Stock Awards
	Grant Date	Title of Security	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
			Exercisable (#)	Unexercisable (#)
Richard N. Barton	03/06/2020	Class C Capital	70,312	304,688	(1)	49.35	03/06/2030	—		—
	03/01/2019	Class C Capital	102,251	131,467	(1)	40.36	03/01/2029	—		—
	03/07/2018	Class C Capital	125,193	56,907	(1)	53.95	03/07/2028	—		—
	03/07/2017	Class C Capital	153,731	10,249	(1)	35.16	03/07/2027	—		—
	03/28/2016	Class C Capital	300,000	—		22.41	03/28/2026	—		—
	01/07/2015	Class C Capital	92,524	7,476	(2)	35.48	01/07/2025	—		—
	01/07/2015	Class A Common	46,262	3,738	(2)	30.75	01/07/2025	—		—
	01/07/2015	Class A Common	43,750	—		30.75	01/07/2022	—		—
	01/07/2015	Class C Capital	87,500	—		35.48	01/07/2022	—		—
Allen W. Parker	03/06/2020	Class C Capital	42,187	182,813	(1)	49.35	03/06/2030	—		—
	03/01/2019	Class C Capital	122,890	158,005	(1)	40.36	03/01/2029	—		—
	11/28/2018	Class C Capital	187,167	187,167	(3)	35.15	11/28/2028	—		—
	11/28/2018	Class C Capital	—	—		—	—	62,389	(4)	8,098,092	(5)
Lloyd D. Frink	03/06/2020	Class C Capital	56,250	243,750	(1)	49.35	03/06/2030	—		—
	03/01/2019	Class C Capital	102,251	131,467	(1)	40.36	03/01/2029	—		—
	03/07/2018	Class C Capital	125,193	56,907	(1)	53.95	03/07/2028	—		—
	03/07/2017	Class C Capital	153,731	10,249	(1)	35.16	03/07/2027	—		—
	03/28/2016	Class C Capital	300,000	—		22.41	03/28/2026	—		—
	01/07/2015	Class C Capital	87,500	—		35.48	01/07/2022	—		—
	01/07/2015	Class A Common	43,750	—		30.75	01/07/2022	—		—
	01/07/2015	Class A Common	46,262	3,738	(2)	30.75	01/07/2025	—		—
	01/07/2015	Class C Capital	92,524	7,476	(2)	35.48	01/07/2025	—		—
David A. Beitel	03/06/2020	Class C Capital	21,093	91,407	(1)	49.35	03/06/2030	—		—
	03/06/2020	Class C Capital	—	—		—	—	30,469	(6)	3,954,876	(5)
	03/01/2019	Class C Capital	122,890	158,005	(1)	40.36	03/01/2029	—		—
	03/07/2018	Class C Capital	—	—		—	—	4,743	(6)	615,641	(5)
	03/07/2018	Class C Capital	93,895	42,680	(1)	53.95	03/07/2028	—		—
	03/07/2017	Class C Capital	76,865	5,125	(1)	35.16	03/07/2027	—		—
	03/07/2017	Class C Capital	—	—		—	—	1,709	(6)	221,828	(5)
	08/18/2015	Class C Capital	27,650	—		26.06	08/18/2022	—		—
	01/07/2015	Class C Capital	70,024	7,476	(2)	35.48	01/07/2025	—		—
	01/07/2015	Class A Common	512	3,738	(2)	30.75	01/07/2025	—		—
Jeremy Wacksman	03/06/2020	Class C Capital	56,250	243,750	(1)	49.35	03/06/2030	—		—
	03/01/2019	Class C Capital	71,764	92,272	(1)	40.36	03/01/2029	—		—
	03/01/2019	Class C Capital	—	—		—	—	21,912	(6)	2,844,178	(5)
	03/07/2018	Class C Capital	125,193	56,907	(1)	53.95	03/07/2028	—		—
	03/07/2017	Class C Capital	138,383	9,226	(1)	35.16	03/07/2027	—		—
	01/30/2015	Class C Capital	1,000	—		33.81	01/30/2022	—		—

	01/30/2015	Class A Common	500	—		29.30	01/30/2022	—	—
	01/07/2015	Class C Capital	—	7,476	(2)	35.48	01/07/2025	—	—
	01/07/2015	Class A Common	—	3,738	(2)	30.75	01/07/2025	—	—
Dawn Lyon	03/06/2020	Class C Capital	5,625	121,875	(1)(8)	49.35	03/06/2030	—	—
	03/11/2019	Class C Capital	3,562	75,938	(7)(8)	40.10	03/11/2029	—	—

_____________

(1)	The stock option award vests over four years, with 1/16th of the total number of shares subject to the option vesting on the initial vesting date that corresponds to the applicable grant date below and an additional 1/16th vesting approximately each three months thereafter until the option is fully vested. Vesting is subject to continued service.
	Grant Date	Initial Vesting Date
	03/06/2020	05/13/2020
	03/01/2019	05/15/2019
	03/07/2018	05/16/2018
	03/07/2017	05/17/2017
	03/28/2016	05/18/2016
(2)	The stock option award vests over seven years, with 1/16th of the total number of shares subject to the option vesting on January 1, 2016 and an additional 1/192 vesting each month thereafter over the next 3 years. An additional 1/16th vests on January 1, 2017 and an additional 1/192 becomes vested each month thereafter over the next 3 years. An additional 1/16th vests on January 1, 2018 and an additional 1/192 becomes vested each month thereafter over the next 3 years. An additional 1/16th vests on January 1, 2019 and an additional 1/192 becomes vested each month thereafter over the next 3 years until the option is fully vested. Vesting is subject to continued service.
(3)	The stock option award vests over four years, with 25% of the total number of shares subject to the option vesting on November 16, 2019 and an additional 1/16th vesting approximately each three months thereafter until the stock option award is fully vested, subject to continued service.
(4)	The restricted stock units vest over four years, with 25% of the total number of shares subject to the restricted stock units vesting on November 16, 2019, and an additional 1/16th vesting approximately each three months thereafter until the restricted stock units are fully vested, subject to continued service.
(5)	Based on the closing price of Class C capital stock on December 31, 2020, which was $129.80.
(6)	The restricted stock units vest over four years, with 1/16th of the total number of shares subject to the restricted stock units vesting on the initial vesting date that corresponds to the applicable grant date below, and an additional 1/16th vesting approximately each three months thereafter until the restricted stock units are fully vested, subject to continued service.
	Grant Date	Initial Vesting Date
	03/06/2020	05/13/2020
	03/01/2019	05/15/2019
	03/07/2018	05/16/2018
	03/07/2017	05/17/2017
(7)	The stock option award vests over four years, with 25% of the total number of shares subject to the option vesting on March 11, 2020 and an additional 1/16th vesting approximately each three months thereafter until the stock option award is fully vested, subject to continued service.
(8)	Amount reflects exercisable and unexercisable shares as of December 31, 2020. As of January 8, 2021, Ms. Lyon departed from the Company. As a result of Ms. Lyons departure from the Company, the 2019 and 2020 stock option awards received (12) months of accelerated vesting. Therefore, total exercisable and unexercisable amounts above do not reflect the acceleration that was effective after December 31, 2020.

2020 Option Exercises and Stock Vested Table
The following table provides information, on an aggregate basis, about stock options exercised and restricted stock units vested by the named executive officers during the fiscal year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Richard N. Barton
Class C Capital	70,000	2,995,924	—	—
Class A Common	35,000	1,182,729	—	—
Allen W. Parker
Class C Capital	—	—	31,195	2,180,866
Class A Common	—	—	—	—
Lloyd D. Frink
Class C Capital	70,000	1,804,524	—	—
Class A Common	35,000	1,043,429	—	—
David A. Beitel
Class C Capital	298,325	16,636,139	17,656	1,276,693
Class A Common	92,487	4,691,662	—	—
Jeremy Wacksman
Class C Capital	328,313	11,343,748	9,738	680,772
Class A Common	80,762	3,030,177	—	—
Dawn Lyon
Class C Capital	78,000	5,072,341	—	—
Class A Common	—	—	—	—

______________

(1)	Based on the difference between the fair market value of Class C capital stock or Class A common stock, as applicable, at the time of exercise and the applicable exercise price of the stock option.
(2)	Based on the closing price of Class C capital stock on the applicable vesting dates.

Potential Payments upon Termination or Change of Control
Our 2020 Plan, 2011 Plan, the Severance Plan and employment or separation agreements with certain named executive officers entitle them to certain benefits upon a change of control or a qualifying termination of employment. These arrangements are described below.
2020 and 2011 Plans. Our 2020 Plan and our 2011 Plan (the "Plans") provide that in the event of a change of control that qualifies as a company transaction (such as a merger and as further defined below), outstanding stock options and other equity awards that vest based on continued employment or service will only become fully vested and immediately exercisable to the extent they are not converted, assumed, substituted for or replaced by the surviving or successor company (including a parent company thereof). In the event of a change of control that is not a company transaction (such as a change in a majority of our Board), all equity awards granted under the Plans will become fully vested and immediately exercisable. The Plans generally define “change of control” as the occurrence of any of the following events:
•an acquisition by a person or entity of beneficial ownership of more than 50% of the combined voting power of our outstanding voting securities (generally excluding any acquisition directly from Zillow Group, any acquisition by Zillow Group, any acquisition by an employee benefit plan of Zillow Group or a related company, any acquisition by holders of our Class B common stock as of July 19, 2011, provided such holder then beneficially owns no less than 25% of our outstanding voting securities, or an acquisition pursuant to certain related party transactions);
•a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding directors whose election, or nomination for election, was approved by a majority of the Incumbent Board); or
•the consummation of a company transaction, which is generally defined as a merger or consolidation, a statutory share exchange or a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of our assets, unless (a) after such transaction the beneficial owners of outstanding voting securities immediately prior to the transaction retain at least 50% of the combined voting power of such securities of the company resulting from the transaction, (b) no entity beneficially owns more than 50% of the combined voting power of the company resulting from such transaction, and (c) the individuals who were members of the Incumbent Board will immediately after the consummation of such transaction constitute at least a majority of the members of the board of directors of the company resulting from such transaction.

Employment and Separation Agreements. We have entered into an employment agreement with Mr. Parker that provides for severance payments and benefits if his employment is terminated by us without cause or if he resigns for good reason, including such a termination in connection with or within 18 months after a change of control. The terms "change of control," "good reason" and "cause" are generally defined in Mr. Parker's employment agreement the same as set forth below for the Severance Plan. As a condition to receiving any severance payments or benefits under the employment agreement, Mr. Parker must execute, and not revoke, a general release and waiver of claims against us in a form satisfactory to us. Mr. Parker must also continue to comply with the terms of his Confidentiality Agreement. A description of the severance payments and benefits under the employment agreement is described above in the section entitled "Named Executive Officer Compensation - Compensation Discussion and Analysis - Elements of Executive Compensation - Employment and Separation Agreements." In 2020, we also entered into the Lyon Departure Agreement, which is described in that section.
Executive Severance Plan. The Severance Plan adopted in 2020 provides for the payment of severance and other benefits to eligible employees, including the named executive officers, in the event of a termination of employment by Zillow Group or a wholly-owned subsidiary (other than for death, disability or cause) or by the employee for good reason (each an “Involuntary Termination,” with the terms “disability,” “cause” and “good reason” defined in the Severance Plan). As a condition to receiving any severance payments or benefits under the Severance Plan, eligible employees must execute, and not revoke, a general release and waiver of claims against us in a form satisfactory to us and must continue to comply with the terms of their Confidentiality Agreement.
A description of the severance payments and benefits under the Severance Plan is described above in the section entitled “Named Executive Officer Compensation - Compensation Discussion and Analysis - Elements of Executive Compensation - Executive Severance Plan.”
For purposes of the Severance Plan, “change of control” has the meaning set forth above for the Plans. “Cause” generally means one or more of the following by the executive officers:
•willful misconduct, insubordination or dishonesty in the performance of duties or a knowing and material violation of our or, as applicable, a successor employer’s policies and procedures that results in a material adverse effect on us or a successor employer (which includes a parent thereof);
•continued failure to satisfactorily perform duties after receipt of written notice from us;
•willful actions in bad faith or intentional failures to act in good faith that materially impair our or a successor employer’s business, goodwill or reputation;
•conviction of a felony or misdemeanor, conduct that we reasonably believe violates any statute, rule or regulation governing us, or conduct that we reasonably believe constitutes unethical practices, dishonesty or disloyalty and that results in a material adverse effect on us or a successor employer;
•current use of illegal substances; or
•any material violation of the employment agreement or our Confidentiality Agreement (or similar agreement to which the executive officer is a party).

The Severance Plan generally defines “good reason” as one or more of the following conditions without the executive officer’s express, written consent, provided that the executive officer provides timely notice of such condition to us and we have the opportunity to cure such condition prior to the executive officer’s termination of employment:
•a material reduction in authority, duties or responsibilities;
•a material reduction in annual salary (except for a reduction in connection with a general reduction in annual salary for all executive officers by an average percentage that is not less than the percentage reduction of the executive officer’s annual salary);
•a material breach of any employment agreement (or offer letter) by us or a successor employer; or
•relocation of more than 50 miles from the executive officer’s then current place of residence in order to continue to perform the duties and responsibilities of the position (not including customary travel as may be required by the nature of the position).
Potential Payments Upon Termination or Change of Control Table
The following table shows the estimated value of benefits upon termination of employment or a change of control that would have accrued to the named executive officers if (i) their employment was terminated without cause or they terminated employment for good reason, (ii) we completed a change of control or a company transaction, as applicable, in which outstanding equity awards were not assumed or substituted by the surviving or successor company (or a parent company thereof), or (iii) their employment was terminated without cause or by the named executive officers for good reason in connection with or following a change of control in which stock options were assumed or substituted. The amounts in the table assume that the termination of employment, change of control, or company transaction was effective as of December 31, 2020. The amounts are estimates of the incremental amounts that would have accrued as of December 31, 2020 in the foregoing circumstances. The actual amounts can only be determined at the time of an actual termination of employment, change of control, or company transaction.

Information is also provided below regarding amounts receivable by Ms. Lyon in connection with her departure as Chief Corporate Relations Officer in December 2020.

Name	Benefit		Termination Without Cause or for Good Reason ($)		Full Acceleration of Equity Awards in a Change of Control/No Assumption or Substitution in a Company Transaction ($)	Termination Without Cause or for Good Reason in Connection with a Change of Control or Company Transaction ($)
Richard N. Barton	Cash Severance	(1)	325,215		—	325,215
	Stock Option Acceleration	(2)	18,185,801	(3)	42,655,238	18,185,801
	COBRA Benefit	(4)	12,774		—	12,774
	Total		18,523,791		42,655,238	18,523,791
Allen W. Parker	Cash Severance	(1)	300,375			300,375
	Stock Option Acceleration	(2)	19,663,867	(3)	46,554,630	23,277,315	(5)
	RSU Acceleration	(2)	4,048,981	(3)	8,098,092	4,049,046	(5)
	COBRA Benefit(6)		12,774			12,774
	Total		24,025,998		54,652,722	27,639,510
Lloyd D. Frink	Cash Severance	(1)	300,375			300,375
	Stock Option Acceleration	(2)	16,677,364	(3)	37,752,776	16,677,364
	COBRA Benefit	(4)	11,956			11,956
	Total		16,989,695		37,752,776	16,989,695
David A. Beitel	Cash Severance	(1)	300,375			300,375
	Stock Option Acceleration	(2)	12,613,031	(3)	26,306,287	12,613,031
	RSU Acceleration	(2)	1,931,164	(3)	4,792,346	1,931,164
	COBRA Benefit	(4)	12,774			12,774
	Total		14,857,344		31,098,632	14,857,344
Jeremy Wacksman	Cash Severance	(1)	300,375			300,375
	Stock Option Acceleration	(2)	15,022,502	(3)	34,150,358	15,022,502
	RSU Acceleration	(2)	1,264,122	(3)	2,844,178	1,422,089
	COBRA Benefit	(4)	11,624			11,624
	Total		16,598,623		36,994,536	16,756,590
Dawn Lyon	Cash Severance	(6)	—		—	—
	Stock Option Acceleration	(6)	—		—	—
	COBRA Benefit	(6)	—		—	—
	Total	(6)	—		—	—

_____________

(1)	Amount reflects cash severance of six months’ salary based on the executive officer’s base salary as of December 31, 2020.
(2)	Calculated by multiplying the number of shares of Class A common stock subject to acceleration by $135.94 and the number of shares of Class C capital stock subject to acceleration by $129.80 (the closing prices of our Class A common stock and Class C capital stock, respectfully, as of December 31, 2020) less, for options, the applicable per share option exercise prices.
(3)	Amount reflects the value of 12 months’ accelerated vesting of unvested stock options or restricted stock unit awards, as applicable.
(4)	Amount reflects the estimated cost of COBRA or benefits continuation coverage, as applicable, for six months.
(5)	Amount reflects the value of accelerated vesting of 50% of unvested stock options or restricted stock unit awards, as applicable.
(6)	Ms. Lyon ceased being our Chief Corporate Relations Officer in December 2020. Pursuant to the Lyon Departure Agreement, following termination of employment, Ms. Lyon was eligible to receive the following payments and benefits: (i) severance payments in the total amount of $231,000 equal to six months of her base salary; (ii) COBRA continuation coverage on a monthly basis through January 31, 2022, having an estimated cost of $15,395; and (iii) an extension of time to exercise vested outstanding stock options by an additional 18 months as of January 8, 2021 (the date Ms. Lyon's employment terminated) or, if earlier, the expiration date of the original maximum term of the options; and (iv) accelerated vesting of outstanding options by an additional 12 months as of January 8, 2021, the intrinsic value of which is $7,099,462, calculated by multiplying the number of shares of Class C capital stock subject to acceleration by $144.61 (the closing price of our Class C capital stock as of January 8, 2021) less the applicable per share option exercise prices.
All “Total” amounts above assume full payment of the amounts due, with no reduction for any amounts that may constitute excess parachute payments under Code Section 280G.

2020 PAY RATIO

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees (other than our Chief Executive Officer), the annual total compensation of our Chief Executive Officer (our “CEO”), and the ratio of these two amounts.
We determined that, as of December 31, 2020, our employee population consisted of 5,503 individuals, which included all full-time and part-time employees located in the United States and Canada, excluding our CEO. We determined the median employee for 2020 from this employee population based on a comparison of (i) total cash compensation as reflected in our payroll records and as reported to the Internal Revenue Service on Form W-2 for 2020 and the Canada Revenue Agency on Form T4 for 2020, as applicable, (ii) aggregate grant date fair value of option awards and restricted stock units granted in 2020, computed in accordance with FASB ASC Topic 718, and (iii) matching Company contributions under the Zillow Group 401(k) Plan for U.S. employees and under the Registered Retirement Savings Plan for Canadian employees. Cash amounts for Canadian employees were converted from Canadian to U.S. dollars using an exchange rate of 1.34077 Canadian dollar for each U.S. dollar payable. We did not annualize compensation of employees who were hired during 2020 or make any cost-of-living adjustments in identifying the median employee.
For purposes of this pay ratio, both the CEO's and the median employee's annual total compensation were calculated in accordance with the requirements of the Summary Compensation Table. As a result, for 2020, the annual total compensation of our median employee was $155,171 and the annual total compensation of our CEO, based on the methodology described above, was $8,446,226. Based on this information, for 2020, the estimated ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 54 to 1.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions to which we were a party during our last fiscal year or which are currently proposed, and in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
Indemnification of Officers and Directors
We entered into indemnification agreements with each of our directors and certain of our executive officers which provide, among other things, that we will indemnify such director or officer, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Zillow Group, and otherwise to the fullest extent permitted under Washington law and our Bylaws.
Aircraft Charter Agreements
On April 3, 2019, the Company and Executive Jet Management, Inc. (“EJM”) entered into a Charter Service Agreement (“Charter Agreement #1”) for the occasional use by the Company of an aircraft owned by an entity that is owned by Lloyd D. Frink. Under Charter Agreement #1, the Company will charter the aircraft from EJM for business travel at a rate of $6,400 per flight hour plus certain additional costs. Charter Agreement #1 was approved in accordance with our Related Person Transaction Policy. We recognized less than $0.1 million in business travel expenses pursuant to Charter Agreement #1 for the year ended December 31, 2020.
On March 2, 2020, the Company and EJM entered into a Charter Service Agreement ("Charter Agreement #2") for the occasional use by the Company of an aircraft owned by an entity that is owned by Richard N. Barton. Under Charter Agreement #2, the Company will charter the aircraft from EJM for business travel at a rate of $6,400 per flight hour plus certain additional costs. Charter Agreement #2 was approved in accordance with our Related Person Transaction Policy. We recognized less than $0.1 million in business travel expenses pursuant to Charter Agreement #1 for the year ended December 31, 2020.

Employment of Executive Officer’s Family Member
On February 19, 2021, Susan Daimler became an executive officer of the Company in connection with her appointment as President of Zillow. Ms. Daimler’s spouse is a non-executive officer who serves as Senior Vice President, Product and was employed by the Company during 2020. In 2020, Mr. Daimler was paid $382,070 in base salary and received option awards to acquire 75,000 shares of Class C capital stock having a grant date fair value of $1,559,640 (computed in accordance with FASB ASC Topic 718).
Other than as described above in this section, since the beginning of our last fiscal year, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.
Policies and Procedures for the Review and Approval or Ratification of Transactions with Related Persons
Our Board has adopted a written policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, all of our directors and executive officers and all of our beneficial owners of more than 5% of our Class A common stock, Class B common stock or other voting securities are expected to disclose to our General Counsel the material facts of any transaction that could potentially be considered a related person transaction promptly on gaining knowledge that the transaction may occur or has occurred. The audit committee is authorized to administer the policy, and may amend, modify, and interpret the policy. A related person transaction generally is defined under the policy as any transaction required to be disclosed under the SEC’s related person transaction disclosure requirement of Item 404(a) of Regulation S-K.

Any potential related person transaction reported to or otherwise made known to the General Counsel will be reviewed under the policy according to the following procedures:
•If the General Counsel determines that disclosure of the transaction in our annual proxy statement or annual report on Form 10-K is not required under the SEC’s related person transaction disclosure requirement, the transaction will be deemed approved and will be reported to the audit committee at its next scheduled meeting.
•If disclosure of the transaction in our annual proxy statement or annual report on Form 10-K is required under the SEC’s related person transaction disclosure requirement, the General Counsel will submit the transaction to the chairperson of the audit committee, who will review and, if authorized, will determine whether to approve or ratify the transaction. The chairperson is authorized to approve or ratify any related person transaction involving an aggregate amount of less than $250,000 or when it would not be practicable in the judgment of the chairperson and general counsel to wait for the next audit committee meeting to review the transaction. The chairperson is not authorized to review a related person transaction in which the chairperson is involved.
•If the transaction is outside the chairperson’s authority, the chairperson will submit the transaction to the audit committee for review and approval or ratification at its next regularly scheduled meeting or, if deemed necessary by the General Counsel or the chairperson, as applicable, at a special meeting of the audit committee called for this purpose or in a written consent submitted to the committee in accordance with Zillow Group’s Amended and Restated Bylaws.
•If the transaction to be reviewed and acted upon by the audit committee involves a member of the audit committee (including the chairperson), the involved member shall recuse himself or herself from deliberations related to the transaction and the other members of the audit committee shall take appropriate action.
When determining whether to approve or ratify a related person transaction, the chairperson of the audit committee or the audit committee, as applicable, will review relevant facts regarding the related person transaction, including:
•the extent of the related person’s interest in the transaction;
•whether the terms are comparable to those generally available in arm’s-length transactions; and
•whether the related person transaction is consistent with the best interests of the Company.
If any related person transaction is ongoing or is part of a series of transactions, the chairperson or the audit committee, as applicable, may establish guidelines as necessary to appropriately review the ongoing transaction. After initial approval or ratification of the transaction, the chairperson or the audit committee, as applicable, will review the transaction on a regular basis (at least annually).
If any related person transaction is not approved or ratified, the audit committee may take such action as it may deem necessary or desirable in the best interests of the Company.

General Information Concerning the Proxy Statement, Proxies and Voting at the Annual Meeting

 Why did I receive these proxy materials?
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Zillow Group of proxies to be voted at our 2021 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. In accordance with the rules of the SEC, we sent a Notice of Internet Availability of Proxy Materials on or about April 21, 2021 and provided access to our proxy materials online beginning on or before that date, to the holders of record and beneficial owners of our Class A and Class B common stock as of the close of business on April 5, 2021 (the “Record Date”). Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our Amended and Restated Articles of Incorporation). Holders of our Class C capital stock are not entitled to vote their shares of Class C capital stock at the Annual Meeting.
The Annual Meeting will be held on June 8, 2021 at 2:00 p.m. (Pacific Time) in a virtual-only format at www.meetingcenter.io/229885667.
What information is included in this Proxy Statement?
The information in this Proxy Statement relates to the management proposals expected to be voted on at the Annual Meeting, the voting process, our Board and Board committees, the compensation of Zillow Group directors and certain executive officers for fiscal year 2020, and other information.
Who is entitled to vote?
Holders of our Class A common stock and Class B common stock as of the close of business on the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 61,335,992 shares of Class A common stock and 6,217,447 shares of Class B common stock outstanding and entitled to vote. Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our Amended and Restated Articles of Incorporation).
Holders of our Class C capital stock are not entitled to notice of, to attend, or to vote at, the Annual Meeting with respect to their shares of Class C capital stock. If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.
What was the effect of the Class C Stock Split?
On July 21, 2015, we announced that our Board had approved a distribution of shares of our Class C capital stock as a dividend to our Class A and Class B common shareholders (the “Class C Stock Split”). Holders of Class A common stock and Class B common stock as of the close of business on July 31, 2015, the record date for the Class C Stock Split, received on August 14, 2015, a distribution of two shares of Class C capital stock for each share of Class A and Class B common stock held by them as of the record date. The distribution of shares had the effect of a 3-for-1 stock split. Outstanding equity awards to purchase or acquire shares of Class A common stock were proportionately adjusted to relate to one share of Class A common stock and two shares of Class C capital stock for each share of Class A common stock subject to the awards as of the record date, and the exercise prices of any such awards were also proportionately allocated between Class A common stock and Class C capital stock. The par value per share of our shares of Class A common stock and Class B common stock have remained unchanged at $0.0001 per share after the Class C Stock Split. All historical share and per share amounts included in this Proxy Statement that preceded the Class C Stock Split have been retroactively adjusted to give effect to the Class C Stock Split unless otherwise noted.
How many votes do I have?
On any matter that is submitted to a vote of our shareholders, the holders of our Class A common stock are entitled to one vote per share of Class A common stock and the holders of our Class B common stock are entitled to 10 votes per share of Class B common stock. Holders of our Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors. Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our Amended and Restated Articles of Incorporation). If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Most shareholders hold their shares through a broker, trust, bank or other nominee rather than directly in their own names.
If on April 5, 2021, your shares of Class A or Class B common stock were registered directly in your name with our transfer agent, Computershare, then you are a shareholder of record. As a shareholder of record, you may vote online during or in advance of the Annual Meeting, as applicable, or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote over the Internet, by telephone or by filling out and returning a proxy card to ensure your vote is counted.
If on April 5, 2021, your shares of Class A or Class B common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares of Class A and Class B common stock in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not attend the Annual Meeting or vote your shares online at the Annual Meeting, as applicable, unless you request and obtain a valid proxy card from your broker or other agent and follow the other instructions included below.
What am I voting on?
We are asking you to vote on the following matters in connection with the Annual Meeting:
1.    The election of three directors nominated by our Board to serve until the 2024 Annual Meeting of Shareholders;
2.    Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.    To approve, on an advisory basis, the compensation of our named executive officers; and
4.     To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.
We will also consider any other business that may properly come before the Annual Meeting.
How do I vote?
Vote by Internet. Shareholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial shareholders may vote by accessing the website specified on the voting instructions form provided by their brokers, trustees, banks or other nominees. Please check your voting instruction form for Internet voting availability.
Vote by Telephone. Shareholders of record may submit proxies using any touch-tone telephone from within the United States and Canada by calling toll free 1-800-652-VOTE (8683) and following the instructions provided by the recorded message or, if printed copies of the proxy materials were requested, by following the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.
Vote by Mail. Shareholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the pre-addressed envelopes that will accompany printed proxy materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the pre-addressed envelopes accompanying the voting instruction forms.
If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “What are ‘broker non-votes’ and how do abstentions and ‘broker non-votes’ affect the proposals?” for information regarding whether your broker, bank or other holder of record may vote your uninstructed shares on a particular proposal.

Vote Online at the Annual Meeting. All shareholders of Class A or Class B common stock as of the close of business on the Record Date can vote at the Annual Meeting. You can also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. Shareholders of record may vote online during the Annual Meeting by visitingwww.meetingcenter.io/229885667 and following the instructions found on your proxy card. If you are a beneficial owner, and would like to attend the Annual Meeting online, we recommend that you register in advance with Computershare by following the instructions below. Even if you plan to attend the Annual Meeting, we recommend that you also vote in advance either by telephone, Internet, or mail so that your vote will be counted if you decide not to attend.
What are the requirements for admission to the Annual Meeting?
Only holders of our Class A and/or Class B common stock and persons holding proxies from such shareholders may attend the Annual Meeting.
To be admitted to the Annual Meeting at www.meetingcenter.io/229885667, you must enter the control number found on your proxy card, voting instruction form or notice. If you hold your shares through an intermediary, such as a broker, trust, bank or other nominee, and do not have a control number, you must register in advance to attend the Annual Meeting by submitting proof of your proxy power (legal proxy) reflecting your holdings in Zillow Group, Inc. along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time) on June 3, 2021. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following:
•By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
•By mail: Computershare, Zillow Group, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001
The password for the meeting is ZG2021. You may participate in and vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares of Class A and Class B common stock you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedures on each of the proxy cards or Notices of Internet Availability of Proxy Materials you receive.
Can I change my vote or revoke my proxy?
Yes, if you are a shareholder of record, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (a) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (b) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting, and (c) by voting online during the meeting. Shareholders of record may send a written notice or request for a new proxy card via regular mail to Zillow Group, Inc., c/o Computershare, P.O. Box 505000, Louisville, KY 40233 or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to request to receive an electronic copy or printed set of the proxy materials, including a new proxy card, or submit a new proxy by telephone or via the Internet. Shareholders of record may also request a new proxy card by calling (866) 641-4276 or, if outside the United States, (201) 680-6578.
If you are a beneficial shareholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.
What constitutes a quorum at the Annual Meeting?
Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.
The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the total voting power of Zillow Group’s Class A and Class B common stock constitutes a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect directors and approve the other proposals described in this Proxy Statement?
With respect to Proposal No. 1, the election of directors, the three directors receiving the largest number of votes will be elected. With respect to Proposals No. 2 and 3, the number of votes cast in favor of each proposal must exceed the number of votes cast against such proposal in order for the proposal to be approved. With respect to Proposal No. 4, the frequency of future advisory votes on the compensation of our named executive officers, we will consider the alternative receiving the greatest number of votes – one year, two years, or three years – to be the frequency that shareholders approve. Because this vote is advisory and non-binding on us or our Board, however, our Board may decide that it is in our and our shareholders’ interests to hold an advisory vote on the compensation of our named executive officers more or less frequently than the alternative approved by our shareholders.

What are “broker non-votes” and how do abstentions and “broker non-votes” affect the proposals?
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote these shares on Proposals No. 1, 3 and 4 the broker may not exercise discretion to vote on those proposals. With respect to Proposal No. 2, the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2021, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction.
Abstentions and broker non-votes are not counted as votes in favor of or against any proposal.

Who will pay for the cost of this proxy solicitation?
Zillow Group will bear the cost of the solicitation of proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees, without additional compensation, may solicit proxies from shareholders by telephone, by letter, by facsimile, in person or otherwise. Following the original circulation of the proxies and other soliciting materials, we will request brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Zillow Group Class A or Class B common stock and to request authority for the exercise of proxies. In such cases, Zillow Group, upon the request of the brokers, trusts, banks and other shareholder nominees, may reimburse such holders for their reasonable expenses.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to holders of our Class A and Class B common stock. All such shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the circulation of proxy materials.
When will Zillow Group announce the results of the voting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Additional Information
Code of Conduct and Code of Ethics
Our Board has adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and controller and persons performing similar functions and a Code of Conduct that applies to all of our directors, officers, and employees. A copy of each is available on the Investor Relations section of our website at https://investors.zillowgroup.com/investors/governance/governance-documents/default.aspx. Substantive amendments to and waivers from either, if any, will be disclosed on the Investor Relations section of our website.

List of Shareholders of Record
In accordance with Washington law, a list of the names of our shareholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose relevant to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Pacific Time) at our principal executive offices at 1301 Second Avenue, Floor 31, Seattle, Washington 98101. If you would like to view the shareholder list, please contact our Investor Relations Department in advance at ir@zillowgroup.com. This list will also be available during the entire time of the Annual Meeting on the virtual meeting website.
Submission of Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting
To be considered for inclusion in next year’s proxy statement and form of proxy, shareholder proposals for the 2022 Annual Meeting of Shareholders must be received at our principal executive offices no later than the close of business on December 22, 2021. As prescribed by current Rule 14a-8(b) under the Exchange Act, a shareholder must have continuously held at least $2,000 in market value, or 1%, of our outstanding shares for at least one year by the date of submitting the proposal, and the shareholder must continue to own such stock through the date of the annual meeting.
For any proposal that is not submitted for inclusion in next year’s proxy statement but is instead sought to be presented directly at the 2022 Annual Meeting of Shareholders, shareholders are advised to review our Bylaws as they contain requirements with respect to advance notice of shareholder proposals not intended for inclusion in our proxy statement and director nominations. For director nominations, shareholders should include the name, biographical information, and other relevant information relating to the recommended director nominee, including, among other things, information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Exchange Act and the written consent of the director nominee to be named as a nominee and to serve as a director if elected, among other requirements set forth in our Bylaws. To be timely, a shareholder’s notice must be delivered to and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of our 2021 Annual Meeting of Shareholders. Accordingly, any such shareholder proposal must be received between February 8, 2022 and the close of business on March 10, 2022. Copies of the pertinent Bylaw provisions are available on request to the following address: Corporate Secretary, Zillow Group, Inc., 1301 Second Avenue, Floor 31, Seattle, Washington 98101. For such proposals or nominations that are timely filed, we retain discretion to vote proxies we receive, provided that (a) we include in our proxy statement advice to shareholders on the nature of the proposal and how we intend to exercise our voting discretion and (b) the proponent does not issue a separate and appropriate proxy statement.
Shareholder Communications with the Board of Directors
Shareholders may contact our Board as a group or any individual director about the Board or corporate governance by sending written correspondence to the following address: Board of Directors - Zillow Group, Inc., Attn: General Counsel, 1301 Second Avenue, Floor 31, Seattle, Washington 98101 or by email at corporatelegal@zillowgroup.com. Shareholders should clearly specify in each communication the name(s) of the group of directors or the individual director to whom the communication is addressed. Inquiries meeting these criteria will be received and processed by management before being forwarded to the group of directors or the individual director, as designated in the communication. Communications that are unrelated to the duties and responsibilities of the Board or are unduly hostile, threatening, potentially illegal or similarly unsuitable will not be forwarded.

Internet Voting
Zillow Group is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission sets forth or is submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number and to confirm that shareholder instructions are properly recorded.

Zillow Group, Inc.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Proxy votes submitted by the internet or telephone must be received by 2:00 p.m., Pacific Time on June 8, 2021.

Online
Go to **www.investorvote.com/ZG** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ZG

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2021 Annual Meeting Proxy Card

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES WITH RESPECT TO THE ELECTION OF DIRECTORS, "FOR" ITEMS 2 AND 3 AND FOR EVERY "3 YEARS" ON ITEM 4.

+

The Board of Directors recommends you vote FOR all nominees.

1. ELECTION OF DIRECTORS
Nominees:

01 - Erik Blachford　　02 - Gordon Stephenson　　03 - Claire Cormier Thielke

☐ **Mark here to vote FOR all nominees**　　☐ **Mark here to WITHHOLD vote from all nominees**　　☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote THREE YEARS for the following proposal:

	3 Years	2 Years	1 Year	Abstain
4. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-C ON BOTH SIDES OF THIS CARD

1 U P X　　+

03FXNF

The 2021 Annual Meeting of Shareholders of Zillow Group, Inc. will be held on June 8, 2021 at 2:00 p.m. (Pacific Time), virtually via the internet at www.meetingcenter.io/229885667.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — ZG2021.

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ZG

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

PROXY
ZILLOW GROUP, INC.
2021 ANNUAL MEETING OF SHAREHOLDERS - JUNE 8, 2021
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Richard N. Barton and Bradley D. Owens, and each of them, as proxies of the undersigned, with the full power of substitution, to vote all shares of Zillow Group, Inc. Class A and/or Class B common stock held of record by the undersigned on April 5, 2021, at the 2021 Annual Meeting of Shareholders of Zillow Group, Inc. to be held virtually at www.meetingcenter.io/229885667 on June 8, 2021 at 2:00 p.m. Pacific Time and any and all postponements, continuations, or adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting including matters incidental to the conduct of the meeting.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is ZG2021.

(Continued and to be marked, dated, and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-C ON BOTH SIDES OF THIS CARD

Zillow Group, Inc.

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES WITH RESPECT TO THE ELECTION OF DIRECTORS, "FOR" ITEMS 2 AND 3 AND FOR EVERY "3 YEARS" ON ITEM 4.

+

The Board of Directors recommends you vote FOR all nominees.

1. ELECTION OF DIRECTORS
   Nominees:

01 - Erik Blachford   02 - Gordon Stephenson   03 - Claire Cormier Thielke

☐ **Mark here to vote FOR all nominees**   ☐ **Mark here to WITHHOLD vote from all nominees**   ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote THREE YEARS for the following proposal:

	3 Years	2 Years	1 Year	Abstain
4. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

+

03FX0D

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

PROXY
ZILLOW GROUP, INC.
2021 ANNUAL MEETING OF SHAREHOLDERS - JUNE 8, 2021
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Richard N. Barton and Bradley D. Owens, and each of them, as proxies of the undersigned, with the full power of substitution, to vote all shares of Zillow Group, Inc. Class A and/or Class B common stock held of record by the undersigned on April 5, 2021, at the 2021 Annual Meeting of Shareholders of Zillow Group, Inc. to be held virtually at www.meetingcenter.io/229885667 on June 8, 2021 at 2:00 p.m. Pacific Time and any and all postponements, continuations, or adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting including matters incidental to the conduct of the meeting.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is ZG2021.

(Continued and to be marked, dated, and signed, on the other side)